 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


                  AMENDED AND RESTATED MASTER SOFTWARE LICENSE
                                 AND DISTRIBUTION AGREEMENT


     This Amended and Restated Master Software License and Distribution Agreement (the "Agreement") is made and entered into this 30/th/ day of September, 1999, but shall be deemed effective as of June 9, 1999. The Agreement is by and between NextPage, L.C. (f/k/a ABSB, L.C.), a Utah limited liability company, with offices at 5072 North 300 West, Provo, UT 84604 ("NextPage"), and Open Market, Inc., a Delaware Corporation, with offices at 1 Wayside Road, Burlington, MA 01803, and Folio Corporation, a Utah corporation and wholly owned subsidiary of Open Market, Inc. (Folio Corporation and Open Market, Inc., being jointly and severally liable hereunder, are collectively referred to hereafter as "OPEN MARKET"). The Agreement is a complete substitute for, and hereby replaces in all respects, the Master Software License and Distribution Agreement that was made and entered into June 9, 1999 by and between ABSB, L.C. (now named NextPage) and Open Market, Inc. and Folio Corporation ("the original Agreement") in order to reflect certain changes to the original Agreement as mutually agreed by the parties.

OPEN MARKET develops, markets and sells software products and related services which provide solutions for conducting commerce over the Internet, and

NextPage desires to develop, market and sell commercial publishing software products, and

OPEN MARKET and NextPage wish to enter into an agreement providing for the license of rights to certain software products from OPEN MARKET to NextPage, including applicable technology and intellectual property rights, the assignment of customers and distribution channels for such software products, and the future business relationship between the parties.

     In consideration of the mutual promises herein contained and other valuable consideration, the parties hereto agree as follows:

1.   DEFINITIONS
     -----------

     1.1  "Folio Products" means the entire Folio software product line,
           --------------
including without limitation: Folio SiteDirector, Folio Views, Folio Builder, Folio Publisher, Folio Integrator, Folio 4, LivePublish and SecurePublish, and all documentation related thereto.

     1.2  "OPEN MARKET Commerce Products" means OPEN MARKET's software product
           -----------------------------
line , including without limitation: Transact, LiveCommerce, SecureLink, and ShopSite products, all future versions and enhancements of same, and all necessary documentation related thereto. The parties may include as OPEN MARKET Commerce Products eligible for distribution via NextPage pursuant to
Section 2.2, additional future software products from time to time by mutual written agreement. OPEN MARKET shall have the right to add to or discontinue any or all of the software products comprising the OPEN MARKET Commerce Products at any time and nothing in this Agreement shall prohibit or restrict OPEN MARKET from freely marketing, selling and distributing the OPEN MARKET Commerce Products to customers.

     1.3  "Folio Customers" means the licensees from OPEN MARKET of the Folio
           ---------------
Products as of the Effective Closing Date.

     1.4  "Folio Distributors" means the authorized distributors, resellers,
           ------------------
business partners and commercial publishers of the Folio Products as of the Effective Closing Date.

     1.5  "Transition Plan" means the mutually agreed procedures following the
           ---------------
Effective Date by which (a) the obligations of OPEN MARKET to Folio Customers and Folio Distributors, and the associated fees, rights and benefits to OPEN MARKET, will be assigned to NextPage; (b) NextPage will assume the marketing, sales, engineering and distribution of the Folio Products; and (c) OPEN MARKET will provide to NextPage certain assistance regarding, without limitation, finance, administration, information systems, human resource issues, licensee transition, back office systems, and the coordination of databases and websites.

     1.6  "Transition Period" means the limited period of time following the
           -----------------
Effective Date during which OPEN MARKET will provide to NextPage transitional assistance with respect to the support of Folio Customers and Folio Distributors and the other items included in the Transition Plan.

     1.7  "Folio Trademarks" means the registered and unregistered trademarks to
           ----------------
be licensed to NextPage under this Agreement, identified in Exhibit 2.3.

     1.8  "Affiliate" means, as to either party, any partnership, joint venture
           ---------
or corporation which is directly or indirectly controlling of, controlled by or under common control with such party or any entity in which such party owns more than 50% of the outstanding equity interests.

     1.9  "Proprietary Information" means the confidential and valuable
           -----------------------
information of a disclosing party which that party desires to protect against further disclosure or competitive use and which is either (a) in written form and designated as proprietary or confidential or (b) is disclosed orally and is designated in writing as being proprietary or confidential within ten (10) days of disclosure.

     1.10 "Effective Closing Date" means the close of business on June 30, 1999,
           ----------------------
the date upon which NextPage shall assume all applicable benefits and obligations arising under this Agreement.

     1.11 "Territory" shall mean worldwide.
           ---------

     1.12 "Business Segment" shall mean the commercial information publishing
           ----------------
market consisting of companies whose primary business model is the sale of content without a significant advertising component, and which market includes the representative customers listed in Exhibit 1.12 for purposes of illustration.

2.   TECHNOLOGY LICENSE
     ------------------

     2.1  Folio Product License to NextPage.
          ---------------------------------

     (a) Subject to payment of the applicable fees and royalties and compliance with the other material terms described in this Agreement, OPEN MARKET hereby grants to NextPage an exclusive, assignable (but only in accordance with Section 17.1), world-wide and irrevocable license during the term of this Agreement (subject to Section 9.3) (i) to use the Folio Products and all of the intellectual property related to the Folio Products (e.g., patents (subject to Section 2.4), copyrights, trademarks, service marks, sublicenseable third party license rights, trade secrets and know-how), the documentation related to the Folio Products, including without limitation all source code, object code and executable code embodied in the Folio Products and all computer software, know-how, technology, trade secrets, and other intellectual property used in the Folio Products, and any and all other items currently used in connection with the development, marketing, and distribution of the Folio Products, including without limitation applicable domain names, technology, permits and licenses, for NextPage's internal business purposes not expressly prohibited under this Agreement, and (ii) to use, modify, make derivative works from, sell, sublicense, market, distribute (pursuant to appropriate end user license terms and conditions as described in Section 2.2 below), copy, modify, bundle and otherwise exploit the same in the Territory for any and all lawful purposes, along with the right to contract with third parties to do any of the same, subject to 2.1(b).

[Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


     (b) NextPage will not be permitted to distribute the Folio Products in source code form to any third party (e.g., for limited OEM licensing purposes) without OPEN MARKET's prior written consent, which consent shall not be unreasonably withheld taking into account only the following factors (i) whether the licensee's [**] and [**] are similar to or exceeding [**] as of the new effective date of this Agreement, (ii) the [**] and (iii) whether the [**] and related [**] will be [**]. OPEN MARKET's competitive posture towards the licensee shall not be considered by OPEN MARKET in making the foregoing determination. With respect to item (iii) above, the parties further acknowledge and agree that if a licensee is located in a geographic location outside of North America or the European Union or if a licensee does not have a software product distribution channel or software development capability comparable to that of NextPage as of the Effective Date, the [**] Folio Products and related assets may be [**] by OPEN MARKET. NextPage shall provide OPEN MARKET written information regarding (i)-(iii) above in sufficient detail to enable OPEN MARKET to make a reasonably informed evaluation and OPEN MARKET shall respond to NextPage in writing within ten (10) business days of receiving such information. Failure of OPEN MARKET to so respond within the foregoing ten (10) day period shall be deemed consent. In the event OPEN MARKET withholds consent, it shall provide NextPage within the foregoing ten (10) day period a detailed written explanation of its reasons for doing so. Further, in the event that OPEN MARKET withholds its consent and NextPage believes in good faith that OPEN MARKET's tendered explanation is unreasonable under the parameters set forth above, NextPage shall provide OPEN MARKET with a detailed written explanation of its concerns and the matter shall be promptly escalated to a senior executive of each party who shall promptly meet in good faith in order to resolve the situation. If such escalation proves unsuccessful after the exercise of reasonable efforts, NextPage may immediately submit the matter to binding arbitration, which shall be conducted in accordance with the commercial arbitration rules and expedited procedures of the American Arbitration Association. The arbitration shall be held in Chicago, Illinois or such other neutral location as the parties may mutually agree.

     (c) During the term of this Agreement (and thereafter in the event the purchase option in Section 9.3 is exercised), OPEN MARKET will not use the source code to the Folio Products in connection with providing products or services to its customers, except to the extent that such source code (i) was originally developed by OPEN MARKET in connection with the OPEN MARKET Commerce Products and provided to Folio Corporation for use in the Folio Products, (ii) has been integrated into the OPEN MARKET Commerce Products prior to the Effective Date or (iii) was independently developed by the OPEN MARKET engineering team (in the Burlington or ShopSite/Provo facilities) and provided to Folio Corporation for use in the Folio Products. The exclusive license use rights granted to NextPage shall not include any rights to any OPEN MARKET

Commerce Products, either in whole or in part, or to any third party products that OPEN MARKET licenses from third parties, except as expressly provided under this Agreement.

     2.2  OPEN MARKET Commerce Products License to NextPage.  OPEN MARKET hereby
          -------------------------------------------------
grants to NextPage in object code form only, a non-exclusive, non-transferable and world-wide license to sublicense, distribute, and make available to others, the OPEN MARKET Commerce Products solely to the Business Segment in the Territory under end user license agreements containing terms substantially similar to those in Exhibit 2.2 and which are legally sufficient to (i) notify the customer that the applicable OPEN MARKET Commerce Product is protected by copyright, (ii) notify the customer that the applicable OPEN MARKET Commerce Product is being licensed and that ownership is not being transferred, (iii) prohibit unauthorized copying or transfer of the applicable OPEN MARKET Commerce Products, (iv) restrict use of the applicable OPEN MARKET Commerce Products as reasonably appropriate, (v) disclaim all implied warranties with respect to the use of the applicable OPEN MARKET Commerce Products, including but not limited to any warranties of merchantability, fitness for a particular purpose, or warranties arising from usage of trade or course of dealing, and (vi) disclaim or limit any liability of Open Market related to the applicable OPEN MARKET Commerce Products in the same manner that NextPage disclaims or limits its liability, consistent with the applicable OPEN MARKET standard end-user license. Notwithstanding the foregoing, NextPage shall not be authorized to market and distribute OPEN MARKET's ShopSite product to entities that intend to provide a hosted ShopSite service offering to third party merchants; provided, however, that NextPage shall be allowed to be a ShopSite host itself and to service third parties pursuant to OPEN MARKET's customary terms and conditions for such hosting arrangements. At Licensee's request, the parties may discuss and mutually agree in good faith on whether certain potential customer accounts are within the Business Segment or whether OPEN MARKET will allow exceptions to this restriction on a case-by-case basis in its sole reasonable discretion. Any potential channel conflict related to the direct solicitation of any customer for the purpose of selling Transact by both NextPage and OPEN MARKET shall be addressed by the parties' designated relationship managers pursuant to Section
5.4 in order to resolve any customer confusion and to provide that OPEN MARKET does not wilfully impede or inhibit NextPage's ability to sell OPEN MARKET Commerce Products within the Business Segment. If the respective relationship managers are unable to resolve any such channel conflict despite exercising diligent efforts, the matter will be promptly escalated to the Vice President of Sales of each party.

     2.3  Trademark License.  OPEN MARKET hereby grants to NextPage an
          -----------------
exclusive, transferable (subject to OPEN MARKET's reasonable consent) and worldwide license to use, solely in connection with the Folio Products, on packaging, in advertising, literature, publicity, and other promotional materials, the OPEN MARKET trademarks listed in Exhibit 2.3 (the "Trademarks") during the term of this Agreement, in accordance with OPEN MARKET's use guidelines provided in Exhibit 2.3. NextPage acknowledges that OPEN MARKET owns all rights to the Trademarks.

NextPage shall not during or after the term (i) do anything, during or after the term, which could adversely affect the validity or enforceability of the Trademarks or OPEN MARKET's rights therein; or (ii) without OPEN MARKET's prior written consent, use or adopt any Trademark or any name, design or symbol similar thereto, as part of, on, in connection with (iii) NextPage's formal or informal business, private, substitute or other name or (iv) any of NextPage's designs, symbols, advertisements, products, services, letterhead, business cards or other means of identification; provided, however, that notwithstanding any of the foregoing provisions, NextPage may use, apply for and register any trademark that is derivative of, or related to, the Trademarks (but specifically excluding the registration of any trademark that contains the "Folio" name, or the use of any Trademark in the name of NextPage or any successor entity, without OPEN MARKET's prior written consent, in OPEN MARKET's sole discretion), and OPEN MARKET agrees to cooperate with NextPage in any such registration, subject to NextPage's obligation to license back any such trademark to OPEN MARKET for the term of this Agreement and, in the event that the Section 9.3 purchase option is not exercised by NextPage, to assign to OPEN MARKET all such interim trademarks promptly following the termination of this Agreement. In addition, NextPage shall, at OPEN MARKET's request and expense, assist OPEN MARKET by executing documents or otherwise as OPEN MARKET reasonably may request, in order to register any Trademark.

     2.4  No Patent License.  Nothing contained herein shall be deemed or
          -----------------
otherwise construed as a license, either express or implied, or right under any OPEN MARKET patent, whether or not the exercise of any license or right granted pursuant to this Agreement necessarily employs as an invention any existing or
later issued patent of Open Market.   Notwithstanding the foregoing, OPEN MARKET
agrees that NextPage and its sublicensees, end user customers, resellers, distributors and any successor corporation, shall have the right to exercise the respective licenses and other rights granted to them pursuant to this Agreement, subject to the applicable restrictions and limitations contained herein.
If NextPage elects to exercise the option granted in Section 9.3, the parties shall discuss whether additional rights relative to OPEN MARKET's patents will be necessary, in which case both parties agree to negotiate, in good faith, fair and reasonable terms and conditions for the same. In any event, OPEN MARKET hereby covenants and agrees not to assert against NextPage, or its successors or permitted assigns, or its sublicensees, end-user customers, resellers or distributors, any claims for infringement of any OPEN MARKET patent or patent rights by NextPage, or its successors or permitted assigns, or its sublicensees, end-user customers, resellers, or distributors during the term hereof, solely to the extent necessary to protect NextPage's full exercise of the licenses granted in Sections 2.1 and 2.2, or at any time after the exercise of the Section 9.3 purchase option subject to the rights, terms and conditions to be agreed upon in the contemplated asset purchase agreement (which covenant not to sue shall be assignable pursuant to Section 17.1).

     2.5  Order Processing.  In consideration of NextPage's payment of the
          ----------------
applicable royalties and fees set forth in Section 9 below, OPEN MARKET shall provide NextPage with master copies of the Folio Products and OPEN MARKET Commerce Products (collectively, the "Software") and NextPage shall be authorized to duplicate and distribute the Software to its customers. The OPEN MARKET Commerce Products shall be designated for use in certain licensed end-user categories listed in Exhibit 2.6, which shall include Development, Corporate, Commerce Service Provider, Niche Commerce Service Provider, Cold-Spare Back-Up and Hot Spare Back-Up.

The foregoing duplication and distribution rights shall be subject to the following terms and conditions and shall apply to the Software generally unless otherwise expressly provided:

     (a) NextPage shall receive on a timely basis all upgrades and updates to the Software master copies and one (1) copy of the respective documentation shall be provided to NextPage by OPEN MARKET. NextPage may purchase additional copies of the Documentation at OPEN MARKET's applicable standard pricing unless otherwise mutually agreed.

     (b) Each applicable licensed end-user category applicable to the OPEN MARKET Commerce Products shall be subject to the standard license use limitations listed in Exhibit 2.6.

     (c) Under no circumstances shall any third parties be authorized to duplicate Software, unless otherwise expressly permitted by OPEN MARKET in writing or in the applicable standard end-user license agreement (e.g., back-up copies).

     (d) If NextPage distributes a quantity of Software licenses to customers such that more than the applicable guaranteed minimum royalties (with respect to the Folio Products) or the initial order amounts (with respect to the OPEN MARKET Commerce Products) are due OPEN MARKET, NextPage shall promptly notify OPEN MARKET in writing within thirty (30) business days and commence payment of applicable amounts due for such Software in accordance with subsection (f) below. For the avoidance of doubt, the parties acknowledge and agree that NextPage shall pay OPEN MARKET the foregoing royalties and fees based on the structure in Exhibit 9 regardless of the fee charged by NextPage to its customers.

     (e) NextPage shall provide reports to OPEN MARKET of all such OPEN MARKET Commerce Products distributions to customers in accordance with subsection (f) below.

     (f) Within sixty (60) calendar days after the end of each calendar quarter, NextPage shall furnish OPEN MARKET with a report for such quarter listing all OPEN MARKET Commerce Products provided to all customers, including at least the following information: customer name and address; and type of OPEN MARKET Commerce Products and site of installation. Such reports shall contain such additional detail and be in such form as reasonably may be specified by OPEN MARKET from time to time. Within sixty (60) calendar days after the end of each calendar quarter,

NextPage shall also furnish OPEN MARKET with a report from its independent certified public accountant indicating that NextPage is maintaining financial and customer records and reflecting the amount of the license revenues received that quarter from the licensing of Folio Products. After such time as the Software license fees equal the applicable guaranteed minimum royalties (with respect to the Folio Products) or the initial order amounts (with respect to the OPEN MARKET Commerce Products), payment of the applicable royalties and license fees, as appropriate, shall accompany each quarterly report.

     (g) NextPage shall maintain accurate and complete records of each transaction or dealing involving the Software, including all invoicing and payment records and information for the term of this Agreement. OPEN MARKET, or its designated independent certified public accountant, shall have the right, upon two (2) weeks prior written notice and during normal business hours, to inspect such records relating to the Software transactions and dealings entered into by NextPage during the term of this Agreement. Audits may not be conducted more frequently than every twelve (12) months.

     2.6  OPEN MARKET Optional Reseller Rights.   OPEN MARKET may request during
          ------------------------------------
the term of this Agreement by written notice to NextPage to be granted non-exclusive, worldwide reseller rights for the Folio Products (as the same may be modified by NextPage) on terms no less favorable than those provided to other similarly situated resellers of the Folio Products, which request shall be subject to NextPage's prior written consent in its sole discretion. Any such reseller arrangement shall be subject to the terms and conditions of NextPage's standard form of reseller agreement, under mutually agreed terms, including without limitation applicable territory and market segment restrictions.
OPEN MARKET will not be permitted to distribute the Folio Products in source code form to any third party without NextPage's prior written approval, which approval may be withheld for any reason.

3.   ASSIGNMENT OF FOLIO CUSTOMERS AND DISTRIBUTORS
     ----------------------------------------------

     3.1  Folio Customers.  OPEN MARKET will use reasonable best efforts to
          ---------------
assign all of its end-user Folio Product licenses and the related support and maintenance agreements to NextPage as of the Effective Closing Date for the term of this Agreement, subject to the Transition Plan described in Section 5.1 below to be mutually agreed to by the parties as soon as possible. Except as may be otherwise mutually agreed pursuant to Section 2.6 above, OPEN MARKET will not sell, or offer to sell, any Folio Products to end-users or any other third party after the Effective Closing Date. NextPage will assume the licenses and the related support and maintenance agreements assigned to it by OPEN MARKET as of the Effective Closing Date, and upon the Effective Closing Date NextPage will receive all benefits (including without limitation the right to receive all accounts receivable earned after the Effective Closing Date under such agreements, and the right to audit all receivables payable under such agreements and to collect and retain any disparities due thereunder) and perform all obligations and assume all liabilities and benefits thereunder. With respect to any such agreements that OPEN MARKET is unable to assign to NextPage, OPEN MARKET and NextPage shall exercise their reasonable best efforts to provide NextPage with the benefits and related obligations that are the functional equivalent thereof.

     3.2  Folio Distributors. OPEN MARKET will use reasonable best efforts to
          ------------------
assign to NextPage and NextPage will assume, as of the Effective Closing Date for the term of this Agreement, all agreements with the Folio Distributors (collectively, the "Folio Distributor Agreements"). Upon the Effective Closing Date, NextPage will receive all benefits (including without limitation the right to receive all accounts receivable earned after the Effective Closing Date under such agreements, and the right to audit all receivables payable under such agreements and to collect and retain any disparities due thereunder) and perform all obligations and assume all liabilities and benefits under the Folio Distributor Agreements which it assumes, and will cooperate with OPEN MARKET in seeking to maintain amicable relations with and a transfer to NextPage of all OPEN MARKET non-assignable obligations with all Folio Distributors, if any, in those cases where NextPage does not immediately assume the Folio Distributor Agreements. With respect to any agreement or contract rights that OPEN MARKET is unable to assign to NextPage, OPEN MARKET and NextPage shall exercise their reasonable best efforts to provide NextPage with the benefits and related obligations that are the functional equivalent thereof.

 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


4.   FOLIO EMPLOYEES AND FACILITIES
     ------------------------------

     4.1  Folio Employees.  OPEN MARKET will authorize NextPage to offer
          ---------------
employment, on a permanent or temporary basis, to Folio personnel currently employed by OPEN MARKET who are experienced in the design, sale and support of the Folio Products and who, prior to the Effective Closing Date, are selected by NextPage. OPEN MARKET shall share information regarding the Folio employees in order to assist NextPage and OPEN MARKET in determining which employees are candidates for hire by NextPage. Such cooperation will include but not be limited to (i) designing retention incentives for the Folio employees which NextPage wishes to employ and (ii) contributing up to a maximum of [**], which, with the exception of [**] will be matched by an equal contribution from NextPage to be allocated by mutual agreement prior to offers to any employee as retention incentive compensation for the Folio employees which NextPage wishes to employ and who have committed to remain employees for a minimum period of six
(6) months from the Effective Closing Date. Upon any such hiring by NextPage, OPEN MARKET by written notice to such employees will release such employees from their existing obligations to OPEN MARKET of non-disclosure with respect to the Folio Products licensed hereunder; provided, however, that all other applicable non-disclosure obligations of such employees for the benefit of Folio Corporation and OPEN MARKET will remain in full force and effect.

     4.2  Folio Facilities. OPEN MARKET will retain all rights, title and
          ----------------
ownership interest in the Folio building facility located in Provo, Utah and all related real property and personal property located in Provo (the "Folio Facility"). The parties may elect to enter into a rental or leasing relationship for all or part of the Folio Facility under which NextPage will lease all or part of the Folio Facility from OPEN MARKET for an initial term of fifteen (15) months, with monthly renewal options subject to mutual written agreement of the parties.. In addition to the foregoing, if NextPage elects to exercise the option granted under Section 9.3, OPEN MARKET also shall provide NextPage with the option to purchase all or part of the personal property located at the Folio Facility, which second option NextPage will be required to exercise by written notice to OPEN MARKET within five (5) business days of said first option exercise date. The essential terms and conditions for the foregoing lease and option arrangements shall be set forth in Exhibit 4.2, including without limitation a monthly lease rate for the entire Folio Facility of $85,000.00 per month commencing on July 1, 1999 and ending on September 30, 1999, $22,500.00 per month for the year period beginning October 1, 1999, and ending September 30, 2000, and $85,000 per month for each month thereafter.

 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


5.   TRANSITION PERIOD; JOINT DEVELOPMENT ACTIVITIES.
     -----------------------------------------------

     5.1  Transition and Post-Transition Support.
          --------------------------------------

     (a) Both parties will cooperate as reasonably required promptly to develop a plan for the joint support of the Folio Product end users and Folio Distributors during a reasonable, but limited, period of transition from OPEN MARKET to NextPage, at no charge to NextPage. Each of the parties will prepare, as part of the foregoing Transition Plan, certain items, including but not limited to an individual transition plan for all large customers, a transition plan for support and maintenance for all Folio Product customers and Folio Distributors, a Folio Product upgrade plan and a communications plan and procedures. The parties each agree to use reasonable efforts to minimize the duration of the Transition Period (currently estimated by the parties to be approximately three months), and each acknowledges that the length of the Transition Period may be related to the number of Folio employees that are hired by NextPage and the Folio employees retained by OPEN MARKET, as well as the assignability of contracts. Upon the expiration of the Transition Period, OPEN MARKET shall have no direct support, maintenance or services obligations to customers for the Folio Products or OPEN MARKET Commerce Products distributed by NextPage, except as the parties hereafter may otherwise agree in writing.

     As of the Effective Closing Date, OPEN MARKET will transfer to NextPage the following fees to account for certain on-going support and consulting benefits and obligations arising under certain Folio Customer agreements to cover applicable costs of such Folio Customers in accordance with the following schedule:

     If the Effective Date is June 9, 1999: [**]

     (b) By the Effective Closing Date, NextPage shall elect either (i) to have OPEN MARKET provide NextPage's customers directly with all support and maintenance for the OPEN MARKET Commerce Products in accordance with OPEN MARKET's standard terms and conditions for end-user maintenance and support agreements, and to receive a 10% finders fee for all such referrals of maintenance and support agreements to OPEN MARKET, or (ii) to itself be responsible for providing customers with the primary maintenance and support services for the OPEN MARKET Commerce Products, including without limitation the installation of the applicable software if required by customer, the training of customer personnel in the use of the applicable software, and the provision of primary maintenance and support relating to the applicable software, subject to OPEN MARKET's obligation to provide backup support and maintenance services to NextPage, pursuant to Exhibit 5.1.

     5.2  OPEN MARKET Deliverables.  OPEN MARKET will deliver to NextPage copies
          ------------------------
of all engineering plans, diagnostics, specifications and all other written and electronic code, documentation and other materials (in such available format as NextPage may require) that OPEN MARKET possesses which constitute and support the Folio Products, all software in source code form included in the Folio Products (except non-assignable source or object code proprietary to third party licensors, if any), and all export licenses, copyrights, trademarks, service marks, and domain name registrations, and all other documents evidencing the proprietary and other legal rights included in and related to the Folio Products reasonably required for NextPage's exercise of its license rights and its successful distribution of the Folio Products. All such materials will be delivered to NextPage not later than the Effective Date. Such materials, including all copies and reproductions made by NextPage, remain the property of OPEN MARKET and, unless NextPage elects to exercise the option granted under
Section 9.3, must be promptly returned to OPEN MARKET upon the expiration or termination of this Agreement.

     5.3  Joint Development and Training Activities.  The parties shall
          -----------------------------------------
establish an advisory Steering Committee, which may meet by mutual consent on a quarterly basis or more frequently if reasonably required during the term of this Agreement in order to enable OPEN MARKET (i) to provide input and, if required, resources to NextPage for product planning and future development of the Folio Products, (ii) to provide resources for the joint development and integration of the Folio Products with the OPEN MARKET Commerce Products, (iii) to provide marketing assistance to NextPage for the distribution of the Folio Products as may be reasonably required, and (iv) to provide training for the Folio Products and OPEN MARKET Commerce Products to NextPage personnel at OPEN MARKET's standard rates as may be reasonably required. Each party shall designate a primary contact person through whom all communications regarding this Agreement may be directed.

     5.4  Relationship Management.  Each party shall designate a relationship
          -----------------------
manager to coordinate on day-to-day issues regarding support of OPEN MARKET Commerce Product customer accounts and other related matters through December 31, 2000. The parties may elect to continue the foregoing activities by mutual written agreement after the foregoing expiration date.

6.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     6.1 As of the Effective Closing Date, OPEN MARKET represents and warrants to NextPage as follows:

     (a)  Organization and Authority.  Open Market, Inc. is a corporation duly
          --------------------------
organized, validly existing and in good standing under the laws of Delaware, and Folio Corporation is a corporation duly organized, validly existing and in good standing under the laws of Utah. Each of Open Market, Inc.

and Folio Corporation has the corporate power and authority to own its property and to carry on its business as now being conducted by it and each is duly qualified to transact business as a foreign corporation in each jurisdiction where such qualification is necessary. OPEN MARKET has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b)  Due Authorization.  The execution, delivery and performance by
          -----------------
OPEN MARKET of this Agreement have been duly authorized by all requisite corporate proceedings. OPEN MARKET has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement enforceable against OPEN MARKET in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and similar laws of general application affecting the rights and relief of creditors and secured parties and to the further extent that the availability of the remedies of specific performance and injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

OPEN MARKET has furnished to NextPage true and correct copies of Folio Corporation's Certificate of Incorporation and By-laws, each as amended and in effect on the Effective Date.

     (c)  No Conflict With Other Agreements. The execution, delivery and
          ---------------------------------
performance by OPEN MARKET of this Agreement do not require the consent, approval, or notice of or to any government entity or any other third party.
The execution, delivery and performance by OPEN MARKET of this Agreement do not and will not conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination or constitute a default under, or result in any violation of (i) its Certificate of Incorporation or By-laws, (ii) any mortgage or other material agreement or instrument to which it is a party, (iii) any order, judgment or decree binding on it or any of its property, or (iv) any applicable law, rule, or regulation to which OPEN MARKET or any of its respective property and assets are subject, or (v) any material license, waiver or permit currently held by OPEN MARKET, or (vi) any of the end-user or distributor agreements referenced in Sections 3.1 and 3.2. OPEN MARKET shall exercise best efforts to obtain the assignment of all end-user and distributor agreements referenced in Sections 3.1 and 3.2 that are material, individually and in the aggregate, to the Folio Products.

     (d)  Compliance with Agreements. OPEN MARKET is not in breach of any of the
          --------------------------
material terms and conditions (nor, to the best of OPEN MARKET's knowledge, is any third party in breach or threatening to terminate), and OPEN MARKET has performed all accrued obligations under, the Folio Product end-user licenses and the Folio Distributor Agreements referenced in Sections 3.1 and 3.2, and all third party technology licenses to OPEN MARKET, and such agreements are in full force and effect. The agreements referenced in Sections 3.1 and 3.2 are the only revenue bearing agreements or understandings (written or otherwise) relating to the Folio Products.

     The export licenses referenced in Section 5.2 represent all of the licenses obtained by OPEN MARKET in connection with the Folio Products and currently necessary for the export of the Folio Products, not including the countries identified by the U.S. Department of Commerce from time to time to which export is not allowed.

     (e)  Actions Pending; Compliance With Law.  Except as disclosed in
          ------------------------------------
Schedule 6.1(e), there is no action, suit or proceeding pending or, to the knowledge of OPEN MARKET, threatened, against OPEN MARKET before any court, arbitrator or government body, agency or official, which without limitation
(i) questions the validity of any of the transactions contemplated in this Agreement, or (ii) would, if adversely determined, have a material adverse effect on the business, financial position or results of operations of OPEN MARKET and its consolidated subsidiaries, taken as a whole, including Folio Corporation, (iii) relates to any of the Folio Products or (iv) would have a material adverse impact on Licensee's ability to exercise the license rights granted under this Agreement. OPEN MARKET is in full compliance with all federal, state, and local laws, statutes, regulations, and ordinances relating in any way to the Folio Products. Without limiting the generality of the foregoing sentence, OPEN MARKET warrants that it has filed all tax returns it is required to file and has paid all taxes payable in connection with the Folio Products.

     (f)  Intellectual Property.  Schedule 6.1(f) sets out a complete list of
          ---------------------
all patents, copyrights, domain names, and other intellectual property, including but not limited to all intellectual property embodied in the Folio Products, and any and all related items necessary for Licensee to enjoy the benefits of the license rights granted under this Agreement, and a complete list of all licenses pursuant to which OPEN MARKET is authorized to use intellectual property owned by a third party. Except as disclosed in Schedule 6.1(f), OPEN MARKET warrants (i) that it owns the Folio Products, including all patents, copyrights, trade secrets, and other intellectual property embodied therein,
(ii) that it has all rights in the OPEN MARKET Commerce Products and the Folio Products necessary to grant the rights and licenses granted hereunder, including all rights under applicable copyrights, trade secrets, patents, trademarks, third party technology licenses, and other applicable proprietary rights, free and clear of all liens or encumbrances and free from all claims and demands of third parties, (iii) that neither the Folio Products nor the OPEN MARKET Commerce Products infringe, nor will the license rights granted NextPage hereunder infringe, any third party copyright, trade secret, trademark, U.S. patent (or, to OPEN MARKET's best knowledge, any foreign patent), or any other third party proprietary right, (iv) that there are no impending, threatened or pending infringement actions of any third party patent, copyright, trade secret, trademark or other third party proprietary right concerning the Folio Products and the OPEN MARKET Commerce Products, (v), to the best of OPEN MARKET's knowledge, there are no infringements by any third party of any intellectual property relating to the Folio Products or the OPEN MARKET Commerce Products, and (vi) that there are no claims pending, or, to the best of OPEN MARKET's knowledge, threatened, challenging the ownership, validity, or enforceability of any intellectual property relating to the Folio Products or the OPEN MARKET

Commerce Products. OPEN MARKET has not granted any exclusive licenses to any person in connection with the Folio Products or, within the Business Segment, the OPEN MARKET Commerce Products. No former or present employee, officer, or director of OPEN MARKET holds any right, title or interest, directly or indirectly, in any intellectual property used in the Folio Products. Except as set forth in Schedule 6.1(f), all computer software embodied in the Folio Products was either developed by (i) employees of OPEN MARKET within the scope of their employment, or (ii) third parties as "works made for hire", as that term is defined under the U.S. copyright laws, or (iii) assigned works pursuant to written agreements.

     (g)  Folio Product Warranties.  OPEN MARKET warrants to NextPage that the
          ------------------------
Folio Products, shall perform in all material respects in accordance with their respective then-current documentation for a period of ninety (90) days after the Effective Closing Date. OPEN MARKET shall have no liability with respect to any failure of the Folio Products to perform as warranted under this Section 6.1(g) if such failure results from any changes or modifications made to the Folio Products by NextPage or any third party. This warranty is made solely to NextPage and NextPage shall be solely responsible for any warranty to, or claims by, end-users of the Folio Products, subdistributors or any other third parties.

     (h)  OPEN MARKET Commerce Product Warranties.  OPEN MARKET warrants to
          ---------------------------------------
NextPage that the OPEN MARKET Commerce Products, shall perform in all material respects in accordance with their respective then-current documentation for a period of ninety (90) days after the date of any sale thereof. OPEN MARKET shall have no liability with respect to any failure of the OPEN MARKET Commerce Products to perform as warranted under this Section 6.1(h) if such failure results from any changes or modifications made to the OPEN MARKET Commerce Products by NextPage or any third party. This warranty is made solely to NextPage and NextPage shall be solely responsible for any warranty to, or claims by, end-users of the OPEN MARKET Commerce Products, subdistributors or any other third parties.

     (i)  Warranty Remedies.  NextPage's exclusive remedy and OPEN MARKET's sole
          -----------------
obligation under the warranties set forth in Section 6.1(g) and 6.1(h) shall be for OPEN MARKET to provide telephone assistance and to use reasonable best efforts to promptly correct any material failure of the applicable products to perform as warranted, or to provide work around, if such failure is reported to OPEN MARKET within the above warranty period and NextPage, if necessary, at OPEN MARKET's request, provides OPEN MARKET with reasonably sufficient information (which may include access to NextPage's computer system for use of NextPage's copy(ies) of the Software by OPEN MARKET) to reproduce the defect in question.

     (j)  Limitations; Remedies.  OPEN MARKET's entire liability and NextPage's
          ---------------------
exclusive remedy as to defects, performance or nonperformance of the Folio Products and OPEN MARKET

Commerce Products under 6.1(g) and (h) shall be the warranties and remedies as set forth in Section 6.1(i), regardless of the theory of claim or form of action, except for any instances of fraud or intentional wrongdoing. THE ABOVE ARE THE ONLY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THAT ARE MADE BY OPEN MARKET AND OPEN MARKET DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. OPEN MARKET DOES NOT WARRANT THAT USE OF THE APPLICABLE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY OPEN MARKET, ITS AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTIES IN THIS AGREEMENT.

     (k)  Financial Statements.     Attached as Schedule 6.1(k) are consolidated
          --------------------
balance sheets of OPEN MARKET as of December 31, 1998 and March 31, 1999 (all such financial statements referred to herein as the "Financial Statements").
The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved. The Financial Statements are complete and correct in all material respects and fairly present the financial condition of OPEN MARKET and the Folio Products as of such dates and the results of operations for the periods then ended. There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, relating to the Folio Products that is not disclosed, reflected, or reserved against in the Financial Statements and clearly identified as pertaining to the Folio Products, except such liabilities or obligations incurred in the ordinary course of business, consistent with past practices.

     (l)  Proprietary Information and Inventions. To the best of OPEN MARKET's
          --------------------------------------
knowledge, none of the current or former officers, directors, shareholders, or employees of OPEN MARKET is in violation of his or her obligations to OPEN MARKET (contractual or otherwise) relating to confidential information of the Folio Products or any intellectual property embodied in the Folio Products, nor is OPEN MARKET aware of any facts or circumstances that would lead a prudent manager to investigate and become aware of any such violation.

     (m)  Contracts and Commitments.  Schedule 6.1(m) lists the thirty (30)
          -------------------------
largest dollar-volume contracts referenced in Sections 3.1 and 3.2 and all other material contracts and commitments relating to the Folio Products. OPEN MARKET is not in material breach of any material contract with any third party, and to the best of OPEN MARKET's knowledge, no party to any such contract is in material breach.

     (n)  Customers.  Except as disclosed in Schedule 6.1(n), since December 31,
          ---------
1998, there has not been any material adverse change in the business relationships of OPEN MARKET with any of its customers, and OPEN MARKET is not aware that any customer or customers representing a material amount of the Folio Customer base intends to cease doing business with OPEN MARKET or materially alter the amount of business they or any of them presently is doing in connection with the Folio Customer base.

     (o)  Sufficiency of Licenses and Assignments.  The licenses granted under
          ---------------------------------------
this Agreement and the contracts being assigned to NextPage in connection herewith, are sufficient to enable NextPage to market, distribute and sell the Folio Products and to enable NextPage to receive the intended benefits of such license grants as provided under this Agreement.

     (p)  Full Disclosure.  No representation or warranty by OPEN MARKET in this
          ---------------
Agreement and no statement contained in any document or schedule furnished by OPEN MARKET to NextPage or its representatives in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     (q)  Affiliate Transactions.  OPEN MARKET has not entered into any
          ----------------------
transaction for the provision of any services or the sale of any goods, or affecting any intellectual property embodied in the Folio Products, with any officer, director, shareholder, employee or affiliate of OPEN MARKET that was not negotiated at arms-length or for fair market value, or which impairs the value or limits the implementation of the license rights granted NextPage hereunder.

     6.2 As of the Effective Closing Date NextPage represents and warrants to OPEN MARKET as follows:

     (a)  Organization and Authority.  NextPage is a limited liability company
          --------------------------
duly organized, validly existing and in good standing under the laws of Utah, and has the power to own its property and to carry on its business as now being conducted by it. NextPage has the power and authority to execute, deliver and perform its obligations under this Agreement.

     (b)  Due Authorization.  The execution, delivery and performance by
          -----------------
NextPage of this Agreement have been duly authorized by all requisite proceedings. NextPage has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement enforceable against NextPage in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and similar laws of general application affecting the rights and relief of creditors and secured parties and to the further extent that the availability of the remedies of specific performance and injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. NextPage has furnished to OPEN MARKET true and correct copies of its Articles of Organization, as amended and in effect on the Effective Date.

     (c)  No Conflict With Other Agreements.  The execution, delivery and
          ---------------------------------
performance by NextPage of this Agreement do not and will not conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination or constitute a default under, or result in any violation of (i) its Articles of Organization or Operating Agreement, (ii) any mortgage or other material agreement or instrument to which it is a party, (iii) any order, judgment or decree binding on it or any of its property, or (iv) any applicable law, rule or regulation to which NextPage or any of its respective property and assets are subject, or any material license, waiver or permit currently held by NextPage.

     (d)  Actions Pending; Compliance With Law.  Except as otherwise disclosed
          ------------------------------------
in writing to OPEN MARKET, there is no action, suit or proceeding pending or, to the knowledge of NextPage, threatened, against NextPage before any court, arbitrator or government body, agency or official, which (i) questions the validity of any of the transactions contemplated in this Agreement or
(ii) would, if adversely determined, have a material adverse effect on the business, financial position or results of operations of NextPage and its consolidated subsidiaries, taken as a whole.

     (e)  Government Contracts.  The Folio Products and Open Market Commerce
          --------------------
Products are provided with restricted and limited rights for purposes of government contracting and subcontracting. NextPage shall ensure that the rights granted by it or any subdistributor to any agency of the U.S. Government or U.S. Government subcontractor hereunder shall be subject to restrictions as set forth in FAR 52.227-19 or DFARS 252.227-7013(c)(1) or successor regulations. NextPage and its subdistributors shall include all appropriate restricted and limited rights legends on any Folio Product or Open Market Commerce Product so licensed hereunder.

     (f)  Compliance with Laws.  NextPage shall comply with all applicable laws,
          --------------------
rules and regulations in its performance of this Agreement. In particular, NextPage shall not export or re-export any Folio Product, OPEN MARKET Commerce Product or any portion thereof, directly or indirectly, to any country outside of the U.S. except as permitted by relevant U.S. laws and regulations, including without limitation the U.S. Export Administration Act.

7.   OPEN MARKET COVENANTS
     ---------------------

     7.1  Trademark Maintenance; Intellectual Property Matters.  During the term
          ----------------------------------------------------
of this Agreement, OPEN MARKET shall use reasonable best efforts to maintain its existing trademark registrations and registration applications relating to the Folio Products and to preserve and protect all of its intellectual property rights relating to the Folio Products. OPEN MARKET will comply with NextPage's reasonable requests at NextPage's expense relating to all trademarks and other intellectual property covered by the exclusive licenses set out in this Agreement.

[Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

     7.2  Promotional Materials.  OPEN MARKET shall provide NextPage, at no cost
          ---------------------
to NextPage, such promotional materials with respect to the applicable Software products as OPEN MARKET generally makes available to its distributors, including without limitation technical specifications, prices, drawings, advertisements and demonstration products, and NextPage may reproduce such materials as reasonably required, including without limitation on its website(s), provided that all copyright, trademark and other property makings are reproduced. Such materials, including all copies and reproductions made by NextPage, remain the property of OPEN MARKET and, except insofar as they are distributed by NextPage in the course of performance of NextPage's duties under this Agreement, must be promptly returned to OPEN MARKET upon the expiration or termination of this Agreement.

8.   NextPage COVENANTS
     ------------------

     8.1  Marketing, Promotional and Development Activities.  During the term of
          -------------------------------------------------
this Agreement, NextPage shall use commercially reasonable efforts to market, promote and develop the Folio Products. NextPage shall advertise the OPEN MARKET Commerce Products in appropriate advertising media. NextPage shall maintain a professional marketing organization for the promotion of the software products and sufficient qualified personnel to provide installation, maintenance, technical support, and training for customers.

     8.2  Quarterly Financial Reports.  Within  sixty (60) days after the end of
          ---------------------------
each calendar quarter during the term of this Agreement, NextPage shall furnish OPEN MARKET a report from its independent certified public accountant indicating whether NextPage's cash balance has dropped below [**] during the term of this Agreement. If NextPage's cash balance has dropped below such amount, the parties shall designate senior executives to discuss the situation and mutually agree on appropriate remedial actions, including without limitation a reasonable cure period under which NextPage may seek to obtain additional funding in a mutually agreed amount. If the parties fail to agree on the foregoing actions or if NextPage is unable to reasonably cure the situation in a manner reasonably acceptable to OPEN MARKET, OPEN MARKET may elect to terminate this Agreement upon written notice and, if OPEN MARKET so elects, the provisions of Section 9.3
(i)-(v) shall apply.

     8.3  Financial Commitments.  Prior to the Effective Closing Date, NextPage
          ---------------------
shall provide OPEN MARKET with written evidence of funding commitments from investors to NextPage totaling at least Thirteen Million Dollars ($13,000,000) in a form reasonably satisfactory to OPEN MARKET. The parties acknowledge and agree that upon any breach of the foregoing covenant under this Section 8.3, OPEN MARKET may elect in its sole discretion to terminate this Agreement and the licenses granted hereunder upon written notice on July 1, 1999, without any liability to OPEN MARKET and NextPage, and, if OPEN MARKET so elects, the provisions of Section 9.3 (i)-(v) shall apply.

[Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


9.   FEES AND PAYMENT
     ----------------

     9.1  Royalties.  In consideration of the exclusive license and distribution
          ---------
rights granted by OPEN MARKET, NextPage will pay royalties to OPEN MARKET under royalty rates (covering guaranteed minimum royalties and any applicable upside) set forth in Exhibit 9 with annual guaranteed minimum royalties of Four Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars ($4,666,666) per year, payable in quarterly installments of One Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars ($1,166,666) each, in advance, for a term of three (3) years following the Effective Date, for a total of Fourteen Million Dollars ($14,000,000) in guaranteed minimum royalty payments, with the first payment due on or before June 30, 1999. If over any quarter during the term, NextPage exceeds the foregoing guaranteed minimum royalty amounts, OPEN MARKET shall waive payment of such quarterly excess royalty amounts up to an aggregate amount not to exceed [**] over the term of this Agreement. The guaranteed minimum royalty payments are [**] in the form attached hereto (which remains in full force and effect), and such guaranty rights are exercisable by OPEN MARKET solely at its option; provided, however, that, subject to OPEN MARKET's prior review and reasonable consent, OPEN MARKET shall allow [**] at any time [**] equal to or greater than [**] who is willing to [**] on terms similar in all material respects [**] and, in the event of a merger or acquisition of NextPage, shall [**] if the entity or entities acquiring NextPage or into which it is being merged have a demonstrated financial worth [**]

     9.2  License Support and Maintenance Fees.  NextPage shall also pay
          ------------------------------------
OPEN MARKET Three Million Dollars ($3,000,000) in non-refundable license fees (plus any applicable support and maintenance fees pursuant to Exhibit 5.1) for the initial licenses of the applicable OPEN MARKET Commerce Products under discount rates set forth in Exhibit 9, with a Two Million Dollar ($2,000,000) payment due and payable on or before June 29, 1999, and a One Million Dollar ($1,000,000) payment due and payable on September 30, 1999 . The foregoing fees shall be in consideration of the right granted to NextPage to sell and distribute licenses and support and maintenance agreements for said OPEN MARKET Commerce Products to third parties hereafter, all of which revenues shall be retained by NextPage. License fees for additional licenses of the OPEN MARKET Commerce Products by NextPage shall be determined in accordance with the discount rates established in Exhibit 9 in accordance with the terms and conditions in Section 2.6.

     9.3  Option to Purchase.  In addition, on the third anniversary of the
          ------------------
Effective Closing Date, NextPage shall have the option to obtain the unconditional transfer and assignment of all rights, title and interests in and to (a) the Folio Products and (b) all or part, in NextPage's sole discretion, of Folio's

 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


personal property in Provo, Utah, which option may be exercised by written notice to OPEN MARKET within five (5) business days before said anniversary date. If NextPage elects to exercise this option, NextPage shall make an additional payment to OPEN MARKET in the form of a one-time payment on the third anniversary of the Effective Date, payable within ninety (90) days thereafter, in an amount equal to [**] for all of the Folio Products, and an additional payment for all or such part of Folio's personal property located in Provo, Utah as NextPage elects to purchase in an amount equal to the fair market value of the same, and the parties shall execute an asset purchase agreement and bill of sale with all customary representations, warranties, covenants and indemnities as may be mutually agreed by the parties. If NextPage does not elect to exercise this option, (i) this Agreement will automatically terminate and NextPage's license rights shall immediately cease, subject to NextPage's right to receive all previously earned accounts receivable from its sales of Folio Products and OPEN MARKET's Products and service agreements sold by NextPage hereafter,
(ii) NextPage will not be entitled to receive any of the foregoing rights with respect to the Folio Products, (iii) NextPage will promptly return to OPEN MARKET all software products, documentation and other materials received from OPEN MARKET, including without limitation those listed in Section 5.2 above and the items listed under (v) below, (iv) NextPage shall provide OPEN MARKET with benefits equivalent to those undertaken by OPEN MARKET on behalf of NextPage under Sections 3.1, 3.2 and 4.1 above, (v) OPEN MARKET shall continue to retain all rights, title and interests in and to the Folio Products, including all enhancements, extensions, modifications or derivative works of the Folio Products made by NextPage, unless otherwise agreed in writing by the parties hereafter, and (vi) NextPage shall retain all rights, titles and interests in and to any and all new products, inventions, technology and software developed by it that are unrelated to the Business Segment, either in whole or in part (the "NextPage Products"), and which do not constitute enhancements, extensions, modifications or derivative works of the Folio Products made for purposes of marketing, selling or distributing the NextPage Products to the Business Segment, either through direct or indirect channels, including but not limited to OEMs or permitted assignees pursuant to Section 2.1. In the event that NextPage does not elect to exercise the option set forth hereinabove, the parties may agree to enter into a non-exclusive license and distribution agreement for the Folio Products and the OPEN MARKET Commerce products under mutually agreed terms and conditions.

Nothing in this Agreement shall constitute a sale or transfer of OPEN MARKET assets, products or related technology to NextPage except as otherwise expressly provided under the option granted under this Section 9.3.

     9.4  Payments by Wire Transfer.  Payments by NextPage pursuant to this
          -------------------------
Section 9 will be made by wire transfer to an OPEN MARKET account designated by OPEN MARKET to NextPage on the applicable date of payment, or as may be otherwise specified by OPEN MARKET in writing.

     9.5  Late Payments.  If any payment is not made within thirty (30) days of
          -------------
the due date thereof, such payment shall bear interest at the rate of one percent (1%) per month, or the highest legal rate, whichever is less, commencing as of the due date until fully paid. Failure to make any payment when due under this Agreement shall constitute a material breach.

     9.6  Taxes.  All prices quoted to NextPage in connection with this
          -----
Agreement are exclusive of all government excise, sales, service, use, occupational, or like taxes and, accordingly, are subject to an increase equal in amount to any tax OPEN MARKET may be required to collect or pay upon the licensing, delivery or installation of the software products marketed hereunder. NextPage is responsible for payment of any taxes resulting from or imposed upon this Agreement or the copies of the applicable software products sold by NextPage, except taxes based on OPEN MARKET's net income.

IN NO EVENT SHALL NEXTPAGE BE ENTITLED TO RECEIVE REFUNDS OF ANY FEES, ROYALTIES OR PAYMENTS PAID TO OPEN MARKET PURSUANT TO SUBSECTIONS 9.1 - 9.3 ABOVE; PROVIDED, HOWEVER, THAT NEXTPAGE RETAINS THE INDEPENDENT RIGHT TO FILE SUIT AGAINST OPEN MARKET FOR ANY DAMAGES ARISING FROM ANY INSTANCES OF FRAUD OR INTENTIONAL WRONGDOING OR ANY UNCURED BREACH OF ANY MATERIAL WARRANTY BY OPEN MARKET HEREUNDER.

10.  LIMITATIONS OF LIABILITY
     ------------------------

     10.1 Total Liability.  EXCEPT FOR THE LIABILITY OF OPEN MARKET ARISING FROM
          ---------------
ANY INDEMNIFICATION OBLIGATION UNDER THIS AGREEMENT OR ANY INTENTIONAL BREACH BY EITHER PARTY OF ITS OBLIGATIONS UNDER SECTION 12, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EITHER PARTY FOR ANY MATTER ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EXCEED AN AMOUNT EQUAL TO THE AMOUNTS ACTUALLY RECEIVED BY OPEN MARKET PURSUANT TO SECTIONS 9.1 AND 9.2 PRIOR TO THE DATE GIVING RISE TO SUCH LIABILITY, EXCEPT FOR INSTANCES OF GROSS NEGLIGENCE, FRAUD OR OTHER INTENTIONAL WRONGDOING.

     10.2 Exclusion of Damages.  EXCEPT FOR THE LIABILITY OF EITHER PARTY
          --------------------
ARISING FROM ANY INDEMNIFICATION OBLIGATION UNDER THIS   Agreement OR

ANY INTENTIONAL BREACH OF ITS OBLIGATIONS UNDER SECTION 12, NEITHER PARTY WILL BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, EXCEPT FOR INSTANCES OF GROSS NEGLIGENCE, FRAUD OR OTHER INTENTIONAL WRONGDOING.

     10.3 Failure of Essential Purpose.  The parties have agreed that the
          ----------------------------
limitations specified in this Section 10 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

11.  INDEMNIFICATION
     ---------------

     11.1 Infringement.  In the event of any claim or allegation against
          ------------
NextPage of infringement or misappropriation of any copyright, trade secret, trademark, U.S. patent or other third party proprietary right by reason of the use, copying or distribution by NextPage of the Folio Products or Open Market Commerce Products (not attributable to any modifications to the same made by NextPage hereafter) as permitted hereunder, OPEN MARKET will indemnify, defend and hold NextPage harmless from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or related to any such claim or allegation. OPEN MARKET shall have the sole and exclusive authority to defend and/or settle any such claim or action, provided that OPEN MARKET shall keep NextPage informed of, and shall consult with, any independent attorneys appointed by NextPage at NextPage's own expense regarding the progress of such litigation; and provided further that OPEN MARKET will not settle any such claim without NextPage's consent, if such settlement would materially adversely affect NextPage's rights under this Agreement or if such settlement involves a Folio Product or any intellectual property embodied therein.

     11.2 Remedies.  If the use, copying or distribution of any Folio Product or
          --------
Open Market Commerce Product by NextPage has become, or in OPEN MARKET's opinion is likely to become, the subject of any claim of infringement, OPEN MARKET may, at its option and expense, promptly, (i) procure for NextPage the right to continue using the infringing product as set forth hereunder, (ii) either replace or modify the infringing product to make it non-infringing, (iii) substitute an equivalent of the infringing product, or (iv) refund to NextPage all fees paid by NextPage for such infringing product and pay NextPage the balance of all damages it suffers and expenses and fees it incurs as a result of such actual or threatened infringement.

     11.3 Other Third Party Claims.
          -------------------------

     (a)  OPEN MARKET Indemnification.  In the event of any claim or allegation
          ---------------------------
against NextPage by a Folio Customer or Folio Distributor (except any claim based on NextPage's material breach of this Agreement, negligence or intentional misconduct) arising from the negligence or intentional misconduct of OPEN MARKET either (i) prior to the Effective Closing Date, (ii) as a result of any material obligation not disclosed to NextPage prior to the Effective Closing Date or
(iii) in connection with the Folio Customers or the Folio Distributors either before or after the Effective Closing Date, OPEN MARKET will, at its expense, indemnify, defend and hold NextPage harmless from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any such claim or allegation. OPEN MARKET shall have the sole and exclusive authority to defend and/or settle any such claim or action, provided that OPEN MARKET shall keep NextPage informed of, and shall consult with, any independent attorneys appointed by NextPage at NextPage's own expense regarding the progress of such litigation; and provided further that OPEN MARKET will not settle any such claim without NextPage's consent, if such settlement would materially adversely effect NextPage's rights under this Agreement.

     (b)  NextPage Indemnification.  In the event of any claim or allegation
          ------------------------
against OPEN MARKET by a Folio Customer or Folio Distributor (including without limitation those arising out of a Folio Distributor Agreement) arising after the Effective Closing Date, NextPage will, at its expense, indemnify, defend and hold OPEN MARKET harmless from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any such claim or allegation, except regarding OPEN MARKET's material breach of this Agreement, negligence or intentional misconduct. NextPage shall have the sole and exclusive authority to defend and/or settle any such claim or action, provided that NextPage shall keep OPEN MARKET informed of, and shall consult with, any independent attorneys appointed by OPEN MARKET at OPEN MARKET's own expense regarding the progress of such litigation; and provided further that NextPage will not settle any such claim without OPEN MARKET's consent, if such settlement would materially adversely effect OPEN MARKET's rights under this Agreement.

     11.4 Limitation of Indemnification.  OPEN MARKET shall have no liability or
          -----------------------------
obligation hereunder with respect to any infringement claim if such infringement is caused solely by (i) use of any Folio Product or Open Market Commerce Product by NextPage or its customers in an application or environment other than as specified in OPEN MARKET's current documentation for such product or as contemplated under this Agreement; (ii) modification of any Folio Product or Open Market Commerce Product by NextPage or any third party or the combination, operation or use of any Folio Product or Open Market Commerce Product with other product(s) not supplied by OPEN MARKET where the Folio Product or Open Market Commerce Product would not by itself be infringing.

     11.5 Cross-Indemnification By NextPage or OPEN MARKET to Indemnify
          -------------------------------------------------------------
NextPage. Except where OPEN MARKET is obligated to indemnify NextPage under
--------
Section 11.1 or Section 11.3, and without limiting any other obligation of NextPage to indemnify OPEN MARKET hereunder, or any obligation of OPEN MARKET to indemnify NextPage hereunder, NextPage shall indemnify, defend and hold OPEN MARKET harmless from any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with NextPage's use or distribution of the Folio Products or OPEN MARKET Commerce Products, including but not limited to any modifications, enhancements or other changes made by NextPage to the Folio Products or OPEN MARKET Commerce Products (or any component thereof) following delivery to NextPage, unless arising from OPEN MARKET's material breach of this Agreement, negligence or intentional wrongdoing; and provided further that NextPage will not settle any such claim without OPEN MARKET's consent, if such settlement would materially adversely effect OPEN MARKET's rights under this Agreement. NextPage shall have the sole and exclusive authority to defend any such claim or action, provided that NextPage shall keep OPEN MARKET informed of, and shall consult with any independent attorneys appointed by OPEN MARKET at OPEN MARKET's own expense, regarding the progress of such litigation.

SUBJECT TO SECTION 10 ABOVE, THIS SECTION 11 STATES EACH PARTY'S ENTIRE LIABILITY AND OBLIGATION, AND EXCLUSIVE REMEDY WHETHER STATUTORY, CONTRACTUAL, EXPRESS, IMPLIED OR OTHERWISE, FOR THIRD PARTY CLAIMS.

     11.6 Third Party Infringement.  If either party has knowledge of or
          ------------------------
believes that any of the intellectual property rights in the Folio Products are being infringed by a third party, the party having such knowledge or belief shall notify the other party in writing within (30) days, which notice shall set forth the facts of such infringement in reasonable detail. NextPage shall have the right, but not the obligation, to initiate suit for infringement of the intellectual property rights in the Folio Products. In the event NextPage elects not to initiate suit, OPEN MARKET shall have the right to initiate suit for infringement. Any award or recovery as a result of a suit or claim for infringement shall be retained by the party which has initiated and paid for such litigation, unless and to the extent that the parties hereafter may agree otherwise in writing. OPEN MARKET and NextPage will cooperate in any such litigation including, without limitation, the exchange of information.

12.  OWNERSHIP AND TRADE SECRETS; CONFIDENTIALITY
     --------------------------------------------

     12.1 OPEN MARKET Ownership Rights.  Except for the licenses granted
          ----------------------------
hereunder, and subject to Section 9.3, all rights, title and interests, including without limitation all intellectual property rights, in and to the Folio Products and the OPEN MARKET Commerce Products, including but not limited to all translations into any language, copies, alterations, enhancements, extensions, modifications, derivative works or other works relating to any of the Folio Products made by OPEN MARKET or NextPage (collectively, the "Works") are retained by OPEN MARKET, unless otherwise agreed in writing by the parties hereafter regarding any particular Work(s). NextPage shall use commercially reasonable efforts to ensure that OPEN MARKET's copyright and trademark in the Folio products is acknowledged in a manner that will not have any material adverse impact on the protection of OPEN MARKET's proprietary rights.

     Every license agreement pursuant to which such Folio Products are provided to third parties shall prohibit reverse assembly, decompilation, or other means of converting object to source code. All of the Works shall, to the maximum extent allowed by applicable law, be (i) governed by US copyright law and
(ii) deemed derivative works and/or "works made for hire" for OPEN MARKET.
OPEN MARKET holds and shall retain all rights that vest in any Work as a derivative work, a "work made for hire", or as part of a collective work or compilation, except as the parties hereafter may agree otherwise in writing as to any particular Work(s). Otherwise, to the extent NextPage for any reason shall acquire by operation of law or otherwise any rights therein not expressly granted to it under this Agreement, NextPage hereby irrevocably assigns all such rights to OPEN MARKET and shall execute all necessary documents to perfect such assignment to OPEN MARKET under applicable law and NextPage also irrevocably waives its moral or other authorship rights in the Works; or, if such waiver is not allowed, irrevocably consents to the infringement of such rights by OPEN MARKET.

     12.2 Confidentiality.  NextPage and OPEN MARKET shall each safeguard the
          ---------------
other's Proprietary Information in the same manner as they safeguard their own valuable proprietary information. The parties each agree that the terms of this Agreement, including without limitation the amount of license or other fees payable hereunder, and the payment terms, shall be deemed Proprietary Information. Each of the parties acknowledges that the other's Proprietary Information constitutes such party's valuable proprietary information and trade secrets. Each of the parties expressly agrees and acknowledges that it is entering into this Agreement, and providing the other copies of its Proprietary Information hereunder, in reliance upon the other's foregoing promise of confidentiality. This Section 12.2 supersedes the Mutual Confidentiality Agreement dated May 17, 1999 which is hereby, terminated and of no further force and effect.

     12.3 Nondisclosure.  For a period of five (5) years neither party shall
          -------------
use, disclose, make or have made any copies of the other party's Proprietary Information in whole or in part, except as provided herein, without the prior express written authorization of the other party. The parties shall only disclose or otherwise allow access to the Proprietary Information of the other party, to employees, consultants or contractors who (i) have a need to obtain access thereto in order to give effect to the rights granted to such party under this Agreement, and (ii) are legally bound to maintain the proprietary and confidential nature of such materials under a written agreement.

     12.4 Exceptions.  Any provisions herein concerning non-disclosure and non-
          ----------
use of confidential information of a party shall not apply to any such information which (a) is already rightfully known to the other party when received, (b) is or becomes publicly known through publication or otherwise and through no wrongful act of the other party, (c) is received from a third party without similar restriction and without breach of this Agreement, (d) is approved for release or use by written authorization of the other party, or
(e) is required to be disclosed by law or governmental regulation.

     12.5 Publicity.  Notwithstanding anything to the contrary in this
          ---------
Section 12, each party may publicize the existence of the business relationship established hereunder in connection with any product, promotion or publication arising under this Agreement, provided that neither party shall make any public announcements or disclose any of the terms of this Agreement to any third party without first obtaining the consent of the other party. Notwithstanding anything to the contrary in this Agreement, OPEN MARKET and NextPage agree that they will coordinate obtaining confidential treatment for this Agreement to the extent reasonably possible in connection with any disclosure of this Agreement pursuant to any SEC filing. The parties will mutually agree upon the content, timing and other terms of a press release announcing this Agreement.

13.  CHANGE IN CONTROL, BANKRUPTCY
     -----------------------------

     13.1 Change in Control.  For the purposes of this Agreement, a "Change of
          -----------------
Control" shall be deemed to have occurred if any person or a group (within the meaning of Rule 13d-5 under the Securities Exchange Act as in effect on the Effective Closing Date) who are not five percent (5%) or more shareholders of the applicable party on the Effective Closing Date shall acquire, directly or indirectly, beneficially or of record, ownership of voting securities representing more than fifty percent (50%) of the total voting power of one of the parties hereto.

     13.2 Bankruptcy.  For purposes of this Agreement, "Bankruptcy" shall mean
          ----------
the voluntary or involuntary commencement of any proceeding under any law of any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, dissolution, reorganization, composition, arrangement or otherwise for the relief of debtors or the readjustment of indebtedness, or the appointment of a receiver, trustee, custodian or similar official, for a party or the assets of a party, which is not dismissed within sixty (60) days of filing, with the exception of Chapter 11 proceedings under the United States Bankruptcy Code.

     13.3 OPEN MARKET Remedies.
          --------------------

     (a) In the event of a bankruptcy of NextPage all provisions of this Agreement will continue in full force and effect, provided, however, that OPEN MARKET in its reasonable discretion, may elect by written notice to NextPage within sixty (60) days of receiving actual or written notice of such bankruptcy any or all of the following:

          (1) to terminate the licenses granted to NextPage under this Agreement, subject to NextPage's right to receive all previously earned accounts receivable as provided herein; and

          (2) to require NextPage to immediately return or destroy any source code to the Folio products in NextPage's possession or control.

     (b) No termination as provided in Section (a)(1)-(2) above will entitle NextPage to any refund of fees previously paid pursuant to this Agreement.

     13.4 NextPage Remedies.
          -----------------

     (a) In the event of a any Change of Control of OPEN MARKET, all provisions of this Agreement will continue in full force and effect; provided, however, in the event of a Change of Control the acquiring or successor corporation shall agree to assume all ongoing obligations of OPEN MARKET to NextPage hereunder.

     (b) In the event that a trustee in bankruptcy is appointed for OPEN MARKET, then unless and until such trustee has rejected this Agreement, the trustee shall, at the written request of NextPage, (a) continue to perform all of the obligations of OPEN MARKET under this Agreement, or (b) promptly deliver to NextPage all intellectual property, as defined in Section 101 of Title 11 of the United States Code, with respect to the Folio Products including source code, designs, documentation and the like held by the trustee, including any embodiment of such intellectual property to the extent protected by applicable nonbankruptcy law, and in either case not interfere with the rights of NextPage to such intellectual property (including such embodiment) as provided in this Agreement or any agreement supplementary hereto, provided, however, that NextPage may use any intellectual property so delivered only subject to the license terms set forth in Section 2 above.

     (c) If the trustee rejects this Agreement, and NextPage elects under
Section 365(n)(1)(B) of Title 11 of the United States Code to retain its rights under this Agreement, the trustee shall promptly deliver to NextPage all intellectual property, as defined in Section 101 of Title 11 of the United States Code, with respect to the Folio Products, including without limitation all source code, designs, documentation and the like held by the trustee, including any embodiment of such intellectual property to the extent protected by applicable nonbankruptcy law, and not interfere with the rights of NextPage to such intellectual property (including such embodiment) under this Agreement or any agreement supplementary hereto, provided, however, that NextPage may use any intellectual property so delivered only subject to the license terms set forth in Section 2 above.

The parties acknowledge that the provisions of subsections (b) and (c) above shall not apply if Licensee elects to exercise the option granted under
Section 9.3.

14.  TERM; SURVIVAL
     --------------

     14.1 Term.  This Agreement shall commence on the Effective Date and shall
          ----
continue until the third anniversary thereof, or for such longer term as the parties may hereafter agree in writing, pursuant to Section 9.3.

     14.2 Survival.  The rights and obligations contained in Sections 7, 8, 9.3,
          --------
10, 11 (for two years after termination of this Agreement), 12, 16, and 17 shall survive any termination of this Agreement.

15.  BREACH AND TERMINATION
     ----------------------

     15.1 Injunctive Relief.  OPEN MARKET and NextPage agree that a breach of
          -----------------
the provisions of Sections 2.1, 2.2, or 12 of this Agreement would cause irreparable harm and significant injury to the applicable party which would be difficult to ascertain and which would not be compensable by damages alone, and that, accordingly, such party will have the right to enforce those provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies it may have for such party's breach of this Agreement

     15.2 License Termination.  In the event NextPage commits any material and
          -------------------
willful substantial breach or default in the performance of its obligations pursuant to Sections 2.1, 2.2, 9.1, or 9.2, and fails to provide an acceptable remedy of such breach or default within thirty (30) days after written notice of such breach or default from OPEN MARKET, OPEN MARKET by notice to NextPage may terminate the licenses granted to NextPage under Sections 2.1 and 2.2 hereof. Such termination shall not effect the rights of end-users who were licensed prior to such termination. If NextPage is unable to reasonably cure the situation in a manner reasonably acceptable to OPEN MARKET, OPEN MARKET may also, in its sole discretion, elect to have the provisions of Section 9.3(i)-(v) apply.

     15.3 Right to Cure.  In no event may this Agreement be terminated by either
          -------------
party without first providing the party allegedly in material breach hereof with a formal written notice, detailing the alleged breach or default, and giving such party at least thirty (30) days after receipt of such written notice to reasonably cure the same and thus avoid termination hereof.

16.  NOTICES.  Any notice required or permitted to be given hereunder shall be
     -------
given in writing to the party at the address and to the attention of the individual or title listed on Exhibit 16 of this Agreement by personal delivery, certified mail, return receipt requested, or by overnight delivery, and the date upon which such notice is so personally delivered (or if notice is given by certified mail, return receipt requested, three (3) business days from the date of sending, or if by overnight delivery, one (1) business day from the date of sending) shall be deemed to be the date of such notice, irrespective of the date appearing thereon. The addresses, individuals and/or titles to which notices shall be sent may be changed by a party upon written notice to the other.

[Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

17.  GENERAL
     -------

     17.1 No Assignment.  NextPage may assign the license granted in
          -------------
Section 2.1(a) to any successor entity controlled by the existing owners of NextPage without the prior consent of OPEN MARKET. Any other assignment may be made only subject to OPEN MARKET's prior written consent, which consent shall not be unreasonably withheld, taking into account only the following factors:
(i) whether the assignee's [**] and [**] are similar to or exceeding [**] as of the new effective date of this Agreement, and (ii) whether the [**] and related [**] will be [**]. OPEN MARKET's competitive posture towards the assignee shall not be considered by OPEN MARKET in making the foregoing determination. With respect to item (ii) above, the parties further acknowledge and agree that if an assignee is located in a geographic location outside of North America or the European Union or if an assignee does not have a software product distribution channel or software development capability comparable to that of NextPage as of the Effective Date, the [**] Folio products and related assets may be [**] by OPEN MARKET. In the event of a Change of Control solely via a recapitalization of NextPage whereby the controlling interest in NextPage is transferred to a new investor group, in lieu of the factors listed in (i) and
(ii) above, OPEN MARKET shall take into account only the following factors:
(iii) the person or group has [**] the existing controlling shareholders and
(iv) NextPage continues to retain the licenses and related rights and obligations granted under this Agreement. In the event of a proposed assignment that requires OPEN MARKET's consent, NextPage shall provide OPEN MARKET written information regarding the factors that OPEN MARKET may take into account, as listed in (i) - (iv) above, in sufficient detail to enable OPEN MARKET to make a reasonably informed evaluation and OPEN MARKET shall respond to NextPage in writing within ten (10) business days of receiving such information. Failure of OPEN MARKET to so respond within the foregoing ten (10) day period shall be deemed consent. In the event OPEN MARKET withholds consent to any proposed assignment, it shall provide NextPage within the foregoing ten (10) day period a detailed written explanation of its reasons for doing so. Further, in the event that OPEN MARKET withholds its consent and NextPage believes in good faith that OPEN MARKET's tendered explanation is unreasonable under the parameters set forth above, NextPage shall provide OPEN MARKET a detailed written explanation of its concerns and the matter shall be promptly escalated to a senior executive of each party who shall promptly meet in good faith in order to resolve the situation. If such escalation proves unsuccessful after the exercise of reasonable efforts, NextPage may immediately submit the matter to binding arbitration, which shall be conducted in accordance with the commercial arbitration rules and expedited procedures of the American Arbitration Association. The arbitration shall be held in Chicago, Illinois or such other neutral location as the parties may mutually agree. This Agreement shall be binding upon and shall inure to the benefit of all permitted assignees (including by merger and acquisition), except as provided otherwise in this Agreement.

     17.2 Waiver.  No modification to this Agreement, nor any waiver of any
          ------
rights hereunder, shall be effective unless assented to in writing by both parties and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

     17.3 Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.4 Inconsistency.  In the event of any conflict or inconsistency between
          -------------
the terms in the body of this Agreement and any Exhibit hereto it is the intention of the parties that the term in the body of the Agreement shall govern.

     17.5 Relationship.  Nothing contained herein shall in any way constitute
          ------------
any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship.

     17.6 Unenforceability.  If a court of competent jurisdiction determines
          ----------------
that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision shall be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement shall remain in full force and effect and bind the parties according to its terms. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provision shall be deemed not to be a part of this Agreement.

     17.7 Choice of Law.  The Convention on International Sale of Goods shall
          -------------
not apply to this Agreement. This Agreement shall be deemed to have been made in The Commonwealth of Massachusetts, USA, and shall be governed by and construed in accordance with the laws of said Commonwealth, exclusive of its rules governing choice of law and conflict of laws.

     17.8 Entire Agreement.  This Agreement, including all exhibits hereto, is
          ----------------
the entire agreement between NextPage and OPEN MARKET with respect to its subject matter, and supersedes all prior and contemporaneous proposals, statements and agreements with respect to such subject matter.

     Executed as of the date first written above by authorized representatives of the parties as an instrument under seal.

OPEN MARKET, INC.                          NEXTPAGE, L.C.

By: /s/ Gary Eichorn                        By: /s/ Brad Pelo
    -------------------------------             -----------------------------
        [authorized signatory]                      [authorized signatory]

Title: President & CEO                     Title: President & CEO
       ----------------------------               ---------------------------

Date: 9/30/99                              Date: 9/30/99
      -----------------------------              ----------------------------



FOLIO CORPORATION

By: /s/ Gary Eichorn
    -------------------------------
        [authorized signatory]

Title: President & CEO
       ----------------------------

Date: 9/30/99
      -----------------------------

[Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


SCHEDULE 6.1(e)
---------------

None

SCHEDULE 6.1(f)
---------------

Trademarks: Folio(R), Folio VIEWS(R), Folio(R) Publisher, Folio(R) Integrator,
----------
Folio(R) Builder, Folio 4O, Folio SiteDirectorO, Folio Infobase TechnologyO, SecurePublishO, LivePublishO.

Domain Names: folio.com, securepublish.com, secure-publish.com
------------

Third Party Software Agreements: Halcyon, Inc., Inso Corporation, Microsoft,
-------------------------------
Inc., PKWare, Inc., RSA, Inc., SoftArt, Inc., Linguistic Software Solutions,
Inc.

SCHEDULE 6.1(k)
---------------

Please refer to Open Market's Website at http://www.openmarket.com/investor/sec
                                         --------------------------------------
for a copy of the company's 10Q containing the applicable Financial Statements

SCHEDULE 6.1(m)
---------------

CONTRACTS:

Distribution Agreements: [**]
-----------------------

Software Evaluation License Agreement: [**]
-------------------------------------

International Resellers/Business Partners: [**]
-----------------------------------------

SCHEDULE 6.1(n)
---------------

None

                             SCHEDULE OF EXHIBITS
                             --------------------

Exhibit 1.12   Business Segment

Exhibit 2.2    End User Agreement Terms and Conditions

Exhibit 2.3    Folio Trademarks and Use Guidelines

Exhibit 2.6    OPEN MARKET Commerce Products Licensed End User Categories

Exhibit 4.2    Folio Facilities

Exhibit 5.1    Open Market Back-Up Support

Exhibit 9      Royalty Rates; Discount Rates; Price Lists

Exhibit 16     Notices

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


                                 EXHIBIT 1.12
                                 ------------

                               BUSINESS SEGMENT



          ACCOUNTS
          --------

          [**]
          [**]
          [**]
          [**]
          [**]
          [**]
          [**]
          [**]
          [**]
          [**]
          [**]
          [**]
          [**]
          [**]

                                  EXHIBIT 2.2
                                  -----------

                    END USER AGREEMENT TERMS AND CONDITIONS

1.   LICENSE/RESTRICTIONS ON USE.  Customer, after the payment of the applicable
     ----------------------------
fees, shall be entitled to use the Software only (a) for the purposes expressly set forth in this Agreement (See Exhibit 2.6 for applicable license use limitations); (b) in the Territory; and (c) during the term of this Agreement. The rights granted to Customer herein are restricted to Customer. Customer is granted no other license for, and no right of ownership or title in, any Software. Customer's license may not be assigned or otherwise transferred to any third party.

2.   NONDISCLOSURE.
     --------------

     (a) Customer shall treat the Software and all other items identified as confidential Licensor information prior to their disclosure to Customer (collectively, the "Proprietary Information") as confidential and proprietary. Except as specified in this Agreement, Customer shall not publish or disclose Proprietary Information to, or use same for the benefit of, any third party. Customer shall (1) give Proprietary Information at least the same degree of protection Customer gives its own confidential information, and in no event shall use less than reasonable care; (2) keep Proprietary Information in a safe place and monitor access thereto; and (3) allow access to Proprietary Information on a "need to know" basis only to those of its personnel ( the "Recipients") who, prior to gaining access to Proprietary Information, have executed a written legally binding agreement with Customer (the "Acknowledgments") acknowledging the confidential and proprietary nature of Proprietary Information and Licensor's rights therein and requiring compliance with the nondisclosure, non-use and non-competition provisions of this Agreement. Customer shall ensure, and hereby warrants and represents, that all Acknowledgments are valid and enforceable against all Recipients, and this Agreement is valid and enforceable against Customer, anywhere in the Territory.

     (b) Customer shall have no obligations of confidentiality with respect to information that, without breach of any obligation of confidentiality owed to Licensor, (1) is or subsequently becomes publicly available; (2) became known to Customer prior to its disclosure by Licensor; (3) became known to Customer from a source other than Licensor; (4) is independently and entirely developed by Customer; (5) is used by Customer to enforce Customer's rights, claims or defenses under this Agreement; or (6) Customer is legally required to disclose, provided, however, that Customer shall use its best efforts to minimize or prevent such disclosure to the maximum extent allowed under applicable law and to secure confidential treatment of the information being disclosed. Customer agrees that it must have documentary evidence to invoke any of the provisions of this subparagraph (b).

3.   PROPRIETARY RIGHTS.
     ------------------

     (a) Customer acknowledges that Licensor or its suppliers hold and shall retain the exclusive and entire right, title, and ownership (including copyright, patent, trade secret, trademark, and know-how rights) anywhere in the world in (1) the Software and any translations thereof, and (2) Licensor's trade names and marks and service names and marks depicted on any Software (the "Trademarks"). Customer shall not use the Trademarks, or any name or mark similar thereto, whether alone or together with another name or mark, or as part of, on, or in connection with, Customer's corporate, business, private, substitute or other name, or on any of Customer's designs, symbols, Software, services, letterhead, business cards, or other means of identification. Customer also shall not adopt or attempt to register anywhere in the world any of the Trademarks, or any name or mark similar thereto.

     (b) Except as specified in this Agreement, Customer may not (1) copy, reproduce, store, or convey any Software in any form or on any medium whatsoever, including without limitation print, audio, video, software, CD-ROM, or other electronic form; (2) make any modifications, additions, or enhancements to any Software; (3) attempt to decompile, reverse-engineer, or extract any algorithms or hierarchies from any Software; or (4) create any work based on, or using any idea derived from, any Software. The original, and a copy of the Software, are the sole and exclusive property of Licensor or its suppliers. Customer shall reproduce and include all Licensor (or supplier) copyright, trademark, and other proprietary rights notices on all copies of the Software and any translation thereof. Customer shall not remove or modify any existing Licensor or other copyright, trademark or other proprietary rights notice from the Software or related documentation.

     (c) To the maximum extent allowed under applicable law, this agreement shall be governed by US copyright law, for the purposes of which any copy, modification, addition, or work made in violation of Paragraph 3(b) shall be deemed a derivative work or a "work made for hire" for Licensor. Licensor (or its suppliers) holds and shall retain all rights that may vest at any time in any of the foregoing items as a derivative work, a "work made for hire", or as part of a collective work or compilation.

4.   WARRANTIES, REMEDIES, DISCLAIMERS.
     ---------------------------------

     (a) WARRANTY.  Licensor warrants and represents to Customer that
         --------
(i) Licensor has the full right and authority to license the Software hereunder,
(ii) the Software do not, to the best of Licensor's knowledge, infringe upon the copyright of any third party; and (iii) for a period of [thirty (30) days] following the date of delivery of each Software to Customer, each Software shall substantially perform in accordance with its intended purpose and be substantially free from defect in material and workmanship. The foregoing warranties shall not apply (A) if the applicable

Software is not used in accordance with its intended purpose; (B) to any modification or translation of any Software not made by Licensor.

     (b) EXCLUSIVE REMEDY.  Customer's only remedy, which is in lieu of all
         ----------------
other remedies, and Licensor's only liability, for breach of the warranties in Paragraph 4(a)(i) or 4(a)(ii), shall be to obtain for Customer, at Licensor's sole option and expense, the right to continue to use the infringing or unauthorized Software, modify the Software so that it becomes non-infringing or authorized, or replace the infringing Software with a non-infringing or authorized Software. Customer's only remedy, which is in lieu of all other remedies, and Licensor's only liability, for breach of the warranties in Paragraph 4(a)(iii), shall be to replace the non-conforming Software, during such [thirty (30) day] warranty period and at no charge to Customer, with a conforming Software. Customer assumes the entire cost of all necessary servicing, repair or correction of defects after the [thirty (30) day] warranty period.

     (c) DISCLAIMER OF WARRANTY.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN
         ----------------------
PARAGRAPH (4)(a), NEITHER LICENSOR NOR LICENSOR'S SUPPLIERS MAKES ANY WARRANTY, EXPRESSED OR IMPLIED, CONCERNING THE SOFTWARE, OR OTHERWISE IN CONNECTION WITH THIS CUSTOMER AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER LICENSOR NOR LICENSOR'S SUPPLIERS WARRANTS THAT THE SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THEY WILL BE ACCURATE OR ERROR-FREE. CUSTOMER ASSUMES THE ENTIRE RISK AS TO THE RESULTS, PERFORMANCE OR USE OF THE SOFTWARE. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, LICENSOR AND LICENSOR'S SUPPLIERS SHALL HAVE NO LIABILITY TO CUSTOMER OR ANY THIRD PARTY FOR DAMAGES RESULTING FROM THE USE OF, OR ANY ERROR OR OMISSION IN, THE SOFTWARE OR ANY ACTION TAKEN OR NOT TAKEN BASED ON THE SOFTWARE OR OTHERWISE FROM ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE). IN NO EVENT SHALL LICENSOR OR LICENSOR'S SUPPLIERS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, CUSTOMER ACKNOWLEDGES THAT (i) LICENSOR AND LICENSOR'S SUPPLIERS SHALL NOT HAVE ANY LIABILITY TO CUSTOMER UNDER THIS CUSTOMER AGREEMENT OR OTHERWISE IN CONNECTION WITH THE SOFTWARE, AND (ii) IT SHALL LOOK SOLELY TO LICENSOR AND NOT TO ANY OF LICENSOR'S SUPPLIERS, CORPORATE AFFILIATES, SHAREHOLDERS, DIRECTORS OR

EMPLOYEES, FOR ANY SUIT, CLAIM, OR RELIEF IN CONNECTION WITH THE SOFTWARE OR THIS CUSTOMER AGREEMENT. IN NO EVENT SHALL LICENSOR BE LIABLE TO CUSTOMER FOR MORE THAN THE FEE PAID BY CUSTOMER TO LICENSOR.

5.   THIRD PARTY BENEFICIARY.  CUSTOMER ACKNOWLEDGES THAT OPEN MARKET IS AN
     -----------------------
EXPRESS INTENDED THIRD-PARTY BENEFICIARY OF THIS CUSTOMER AGREEMENT AND THAT OPEN MARKET SHALL HAVE THE RIGHT TO BRING ACTION, CLAIM OR SUIT FOR DAMAGES, INJUNCTIVE OR OTHER RELIEF UPON ANY BREACH BY CUSTOMER OF THIS CUSTOMER AGREEMENT.

6.   COMPLIANCE WITH LAW.  Customer shall not, directly or indirectly,
     -------------------
(a) export or re-export the Software or any technical information about the Software to any country for which the United States Export Administration Act prohibits such export or re-export or requires an export license or other United States governmental approval, unless the appropriate export license or approval has been obtained; or (b) take any action that would cause Licensor or Licensor to be in violation of United States anti-boycott laws under the United States Export Administration Act or the United States Internal Revenue Code, or any regulation thereunder, or United States Foreign Corrupt Practices Act.

7.   ASSIGNMENT.  This Customer Agreement may be assigned by Licensor or
     ----------
Licensor's designee upon written notice to Customer.

                                  EXHIBIT 2.3
                                  -----------

                      FOLIO TRADEMARKS AND USE GUIDELINES

OPEN MARKET'S FOLIO TRADEMARKS AND COPYRIGHTS

The following are registered trademarks and trademarks of Open Market. Initial use of these trademarks must include the (R) or O symbols. You must use these marks exactly as they appear below.


Folio/(R)/              Underhead Technology /(R)/  Folio Infobase TechnologyO
------------------------------------------------------------------------------


Folio 4O                Folio Views/(R)/            Folio/(R)/ Builder
------------------------------------------------------------------------------


Folio/(R)/ Publisher    Folio/(R) /Integrator       Folio SiteDirectorO
------------------------------------------------------------------------------


LivePublishO            SecurePublishO
------------------------------------------------------------------------------

The applicable software must also contain a copyright notice of Open Market's ownership of the applicable application in the application splash screens in a form consistent with that specified below.

USE GUIDELINES

LOGO ARTWORK FOR COMMERCIAL PUBLICATIONS
[FOLIO LOGO APPEARS HERE]

LOGO USAGE FOR COMMERCIAL PUBLICATIONS
USE OF POWERED BY FOLIO LOGO
COLOR
100 % Black or authorized colors
MEDIA AND PACKAGING PLACEMENT
The Powered by Folio Logo must be prominently displayed on all (1) diskettes,
(2) CD-ROMs, (3) other media used in connection with the distribution of any Commercial Publication, (4) packaging, (5) advertising, and (6) promotional materials associated with distributing or marketing each Commercial Publication. The Powered by Folio Logo must be present on the front and spine of all packaging. Call (801) 229-6700 if you have any questions regarding the placement of the Powered by Folio Logo. Publisher may feature its company logo or Commercial Publication trademark more prominently than the Powered by Folio Logo, and Publisher may use its own trademarks, logos and imprints to identify the Commercial Publication. Additionally, with respect to the serving up of Infobases online with LivePublish, Publisher shall display the Folio Logo in the document pane in instances where no active documents from an Infobase are being displayed.

SIZE:
Below is a minimum size that must be present on the media and packaging. However, publishers can increase the size of the Logo to meet their individual needs.

Minimum size:                          Minimum size:
-------------                          -------------

[1" FOLIO LOGO APPEARS HERE]           [5/8" FOLIO LOGO APPEARS HERE]

CD ROM                                 Floppy labels
Packaging
Marketing
Literature
LivePublish Doc
Frame


LOGO USAGE FOR FOLIO COMMERCIAL PUBLICATIONS THAT CONTAIN A CUSTOM APPLICATION COLOR
100 % Black or authorized colors
MEDIA AND PACKAGING PLACEMENT
In addition to the Logo Usage Requirements above, Publisher must prominently display the Powered by Folio Logo in or on (1) the application splash screen (the foregoing must also include an Open Market copyright notice in a form consistent with that specified below), (2) the "About" dialog box, (3) any online help language distributed with the program, (4) any documentation distributed with the program, and (5) on all advertising, and promotional materials associated with distributing or marketing the application. Publisher may feature its company logo or application trademark more prominently than the Powered by Folio Logo, and Publisher may use its own trademarks, logos and imprints to identify the custom application. SIZE

Below is a minimum size that must be present on the splash screen and about dialog. Publisher can increase the size of the Logo to meet their individual needs.

Minimum size:
---------------

[1" FOLIO LOGO APPEARS HERE]

Splash Screen
About Dialog

COPYRIGHT NOTICES REQUIRED FOR FOLIO COMMERCIAL PUBLICATIONS THAT CONTAIN A CUSTOM APPLICATION

Publishers who distribute Open Market's Interface Controls and the Indexing and Retrieval Engine must use the following notice:

     Interface Controls & Indexing and Retrieval Engine Licensed Copyright (C) of NextPage, L.C. All rights reserved.

[RSA ENCRYPTION ENGINE LOGO APPEARS HERE]

Publishers who distribute either the Interface Controls or the Indexing and Retrieval Engine must use the appropriate notice listed below:

     Interface Controls Licensed Copyright (C) of NextPage, L.C. All rights reserved.

     Indexing and Retrieval Engine Licensed Copyright (C) of NextPage, L.C. All rights reserved.

All Publishers must include the following notice:

     Contains security software from RSA Data Security, Inc. Copyright (C) 1998 RSA Data Security, Inc. All rights reserved.

     All custom applications built with Folio Components must include the following RSA Seal in the application splash screen:

     Note:  The minimum size of the RSA Seal must be  3/4 of an inch or larger.

THIRD-PARTY COPYRIGHT NOTICES FOR FOLIO COMMERCIAL PUBLICATIONS THAT CONTAIN A CUSTOM APPLICATION (REQUIRED IF TECHNOLOGY IS INCLUDED)

Soft-Art and Linguistic Software Products Notice
------------------------------------------------

     Indexing and Retrieval Assistant program for dictionaries Copyright (C) 1998. Soft-Art, Inc.(R) All rights reserved.

     Dictionaries Copyright (C) 1998 Linguistic Software Products, Inc.(R) All rights reserved.

Inso Corporation Notice
-----------------------

     ImageStream(R) Graphics & Presentation Filters Copyright (C) 1991-1998 Inso Corporation, All rights reserved.


LOGO VERIFICATION

Per this Agreement, logo usage on packaging artwork associated with the sale of a Commercial Publication must be verified by Folio Trademark Screening. Please send copies of the Folio Commercial Publication Authorization Form as referenced in Exhibit E along with all packaging artwork to NextPage, Attention: Trademark Screening, 5072 North 300 West, Provo, Utah 84604.

                                  EXHIBIT 2.6
                                  -----------

           OPEN MARKET COMMERCE PRODUCT LICENSED END USER CATEGORIES

"Commerce Service Provider" (TRANSACT only) means a business entity or organization that is granted a license to provide Internet transaction or other commerce services to Merchants using TRANSACT. The terms for such a license are set forth in Exhibit B. As used hereunder, a "Merchant" means any third party
             ----------
licensee of Licensee or an Affiliate who establishes an active account with Licensee or with an Affiliate in order to provide goods, services, information or other items to buyers via TRANSACT.

"Niche Commerce Service Provider" (TRANSACT only) is a Commerce Service Provider whose TRANSACT license is contractually limited either by the number of Merchants that can be served by the licensed copy of TRANSACT or by geographic area.

"Corporate" (TRANSACT only) means a business entity or its authorized Business Line that is granted a license to provide goods, services, information or other items to buyers via TRANSACT. Under no circumstances shall a Corporate TRANSACT licensee be authorized to use TRANSACT to provide transaction services as a Commerce Service Provider to third party Merchants. "Business Line" means any business activity which Licensee elects to manage under a single Store ID (and the additional Store IDs as provided below) and which is authorized by Open Market to use TRANSACT. Such business activities may include without limitation separate product lines, corporate divisions, fulfillment centers or promotional campaigns.

Unless Licensee has procured an applicable TRANSACT CSP license, Licensee or a Business Line will not be authorized to use TRANSACT to provide Internet transaction or other commerce services as a commerce service provider to third party merchants. For purposes hereunder, "Store ID" means a number that identifies a registered store to the TRANSACT administrator, which is provided to the Business Line when it registers a store and which will appear on the appropriate registration screens.

Each Business Line is granted the non-exclusive, non-transferable, non-sublicensable right to the following: one (1) Store ID on Licensee's TRANSACT and SecureLink software and Documentation as needed. Licensee may make as many copies of the SecureLink software as are reasonably necessary to support the Store ID. Support for Business Line licenses is provided by OPEN MARKET at the Basic or Premier level at OPEN MARKET's standard U.S. list prices for Basic level and at an agreed discount of Twenty Percent (20%) off of Open Market's published U.S. Premier level support rates for Premier level.

"Development" means a copy of the applicable Software that is licensed for use solely for internal development, testing and staging purposes and for no other purpose.

"Cold Spare Back-up" is a copy of TRANSACT that may be installed but used only in order to provide emergency back-up to the Production copy of TRANSACT for the duration of such emergency.

"Hot Spare Back-up" is a copy of TRANSACT that may be installed and kept running, but used only in order to provide emergency back-up to the Production copy of TRANSACT for the duration of such emergency.

LiveCommerce License Grant and Applicable Use Limitations (from standard
------------------------------------------------------------------------
shrinkwrap license)
-------------------

GRANT OF LICENSES (Standard End User Terms). Open Market grants Licensee a non-exclusive, non-transferable license to install and use the Program on dedicated servers or multiple server configurations owned, controlled or authorized by Licensee to create and deploy a single LiveCommerce "catalogue" to support no more than the designated number of unique Catalogue Items listed above for Licensee's own internal business purposes. A LiveCommerce "catalogue" consists of the following three (3) databases: a catalogue database, a data import database and an image database. The base Program consists of three (3) components: (a) two (2) LiveCommerce development licenses, (b) one (1) LiveCommerce production license, and (c) the suite of LiveCommerce authoring tools defined in the Documentation. Each license is comprised of a catalogue and an "installation" (the set of LiveCommerce application services required to operate a single LiveCommerce catalogue). Licensee may use the two LiveCommerce development licenses to create as many instances of a single catalogue as Licensee reasonably requires; however, Licensee may have only one (1) production copy of the catalogue at any one time.

Licensee may make a reasonable number of copies of the Program solely for back-up or archival purposes. Licensee may not reverse-engineer, disassemble, or decompile the Program nor may Licensee use the Program for competitive analysis or benchmarking purposes. All LiveCommerce authoring tools provided with the Program may be used solely for Licensee's own internal business purposes by authorized Licensee employees. Licensee may copy the Documentation solely for reference.

CATALOGUE ITEMS:  For purposes of this Agreement, "Catalogue Items" means the
---------------
number of unique values in the "Items" object class of the catalogue database and therefore does not include product or category attributes. Catalogue Items are available in the following packages: Small Catalogue - up to 20,000; Medium Catalogue - 20,000 - 50,000; and Large Catalogue -50,000+. Licensee must obtain an additional grant of license of Catalogue Items from Open Market if Licensee wishes to utilize more than the number of Catalogue Items designated above.

ShopSite License Grant and Applicable Use Limitations (from standard shrinkwrap
-------------------------------------------------------------------------------
license)
--------

Grant of License. The ShopSite software and accompanying documentation are being
----------------
licensed to you, which means you have the right to use the software only in accordance with this Agreement. Open Market grants you the right to use the software in connection with one (1) Licensed Storefront (as defined below) on a single Internet server or multiple server configuration. The software is considered in use on an Internet server when it is loaded into temporary memory or installed into permanent memory. This license is subject to the following restrictions and limitations:

(a) The term "Licensed Storefront," as used in this Agreement, means the Internet storefront created and/or maintained by you on an Internet server for advertising and selling your goods or services as part of a single business or the goods or services of another person or entity as part of a single business. A Licensed Storefront may not offer the goods or services of more than one business or entity.

(b) You will have access to the object code version of the software and are not entitled to have access to the source code, except as provided in a separate Master Preferred Escrow Agreement.

(c) This license is valid for only one (1) Licensed Storefront. The software may not be used in connection with more than one (1) Storefront and may not be transferred to a different Storefront than the one originally licensed without Open Market's prior written consent.

(d) Copies. You are authorized to make a reasonable number of copies of the software for backup or archival purposes, provided that all of Open Market's copyright notices are included in the copy.

(e) Scope of Use. You may not sublicense or lease the software or any of the accompanying documentation to any other person except in accordance with the terms of the License Agreement as amended, but you may use the software to maintain a Licensed Storefront that is leased to another person or entity. The software may be used only for advertising and selling goods and services that you sell in the ordinary course of your business, whether manufactured or provided by you or third parties, or, if you are maintaining the Licensed Storefront for another merchant, the software may be used only for advertising and selling the goods and services of that merchant. Except as specifically permitted in this Agreement, the software may not be used to process transactions or data for any other person or entity.

                                  EXHIBIT 4.2
                                  -----------

                               FOLIO FACILITIES


The "Folio Facilities," as defined in Section 4.2 of the Agreement to include all real estate, all improvements thereon, and all personal property located therein, shall be leased by OPEN MARKET to ABSB for the monthly rental sum of Eighty-Five Thousand Dollars ($85,000.00) per month from July 1, 1999 to September 30, 1999, Twenty-Two Thousand Five Hundred Dollars ($22,500.00) from October 1, 1999 to September 30, 2000, with the first payment due on July 1, 1999, subject to such other terms and conditions as will be set forth in a basic commercial lease agreement to be finalized between OPEN MARKET and ABSB as soon as possible hereafter.

                                  EXHIBIT 5.1
                                  -----------

                  OPEN MARKET BACK-UP SUPPORT AND MAINTENANCE

OPEN MARKET shall have no direct support, maintenance or Services obligations to Customers for the Software distributed by Distributor. OPEN MARKET will provide Distributor with back-up support and maintenance for the Software in accordance with the terms and conditions set forth in the Support Obligations listed below. Such support is conditional upon OPEN Market's receiving payment for annual or other support charges as set forth in this Exhibit.

Distributor will be responsible for providing Customers with the support, maintenance and Services set forth in the Support Obligations, including without limitation: (i) the installation of the Software if required by Customer,
(ii) the training of Customer personnel in the use of the Software, (iii) the provision of primary support and maintenance relating to the Software and Services for Customers and other end-users in the Territory.

Definitions.
-----------

     1.1 "Bypass" means a temporary solution or workaround to a problem which offers acceptable relief.

     1.2 "Compatibility" means that the Software can be recompiled and linked properly on the new release of the Distributor operating system.

     1.3 "Documentation" shall mean the existing "Open Market, Inc. " user manuals and other written materials that relate to the particular Software, including materials useful for installation, operation, and maintenance. Documentation shall include maintenance modifications and enhancements thereto if, when, and to the extent such maintenance modifications and/or enhancements are delivered to Distributor by "Open Market, Inc." under this Agreement or under any other agreement or arrangement between the parties.

     1.4  "End-User" shall mean a Customer of Distributor.

     1.5 "Fix" means a permanent solution to a problem that may be obtained in a generally available Release.

     1.6 "Maintenance Release" means any modification of a Software product for which Distributor or OPEN MARKET, in its sole discretion, changes the second number to the right of the decimal point in the Software version number, e.g., a change from version 1.00 to 1.01.

     1.7 "Major Release" shall mean a new version of the Software that contains significantly new functionality or features and is accompanied by a Major Release bulletin or other notice. Each Major Release shall be identified solely by the numeral(s) to the left of the decimal point, with the new Major Release having the larger numeral. For example, for any given Software product, release 3.0 is a more current version than release 2.0.

     1.8 "Patch" means a solution to a problem which may be obtained prior to the next Release of the Software.

     1.9 "Software" shall mean the computer programs, Documentation and related information as defined in the Agreement. The term "Software" shall not include Source Code.

     1.10 "Release" means any modification of the Software which becomes generally available.

     1.11 "Minor Release" means any modification of the Software that contains some features and or fixes. Each Minor Release shall be identified by the first number to the right of the decimal point in the Software version number, e.g., a change from version 1.00 to 1.10.

     1.12 "Work Around" shall mean a temporary solution that is intended to alleviate a Customer's particular problem.

     1.13 "Educational Services" shall mean the delivery, materials and scheduling of education courses which are made available by OPEN MARKET for OPEN MARKET products or services.

     1.14 "Consulting Services " shall mean any such service by which OPEN MARKET offers its' Customers, Distributor or others any assistance with the development, delivery, installation, configuration, testing, management, training or advice on it's products or technology for a fee.

     1.15 "Implementation Services" shall mean the service provided by OPEN MARKET which involves the planning, installation and testing of OPEN MARKET products.

2.   Support Provisions.
     ------------------

     2.1  Levels of Support.  Distributor and OPEN MARKET acknowledge that three
          (3) levels of support are required.

          2.1.1   Level 1 Support.  Level 1 (problem verification) handles calls
                  ---------------
                  requiring a relatively low, but broad degree of product expertise. Level 1 activities include the following:

                  .  Provide Initial Customer Contact
                  .  Maintain Problem Log
                  .  Provide Problem Description and Definition
                  .  Ensure Continuous Availability
                  .  Manage Remote Connections
                  .  Maintain Customer Configuration Data
                  .  Resolve Software Installation Inquiries and Problems
                     Remotely
                  .  Provide Appropriate Quality Metrics to Management
                  . Provide Remote System Administration and Configuration Assistance
                  .  Attempt Problem Reproduction

          2.1.2   Level 2 Support.  Level 2 (problem determination and temporary
                  ---------------
                  fix) requires both broad and in-depth product expertise. Level 2 support has full responsibility for problem trouble-shooting, and development of avoidance's and workarounds. Level 2 activities include the following:

                  . Critical Call Access or as per Contract/Support Plan . Provide Problem Determination and Verification
                  .  Perform Remote Diagnosis
                  .  Provide Patch to Customer
                  .  Provide Engineering (Level 3) Interface

          2.1.3   Level 3 Support.  Level 3 requires engineering level technical
                  ---------------
                  expertise. The Level 3 support organization has complete ownership of the field release process, and similarly is responsible for providing timely and accurate product defect descriptions and resolution plans to Distributor Level 1 and Level 2 support. Level 3 support activities include the following:

                  .  Perform Line of Code Fault-Isolation
                  .  7 x 24 Critical Call Access

                  . Provide Patches or Resolve to Customer's Satisfaction . Provide Major, Minor and Patch releases

     2.2  Problem Classifications, Hardware/Software.
          ------------------------------------------

          2.2.1 Problem (call) severity will be determined by Distributor, based upon Distributor's Customer's priority, using the following as a guideline:

                  Declared Critical Problem:  A "down" situation, whereby a user
                  -------------------------
                  is unable to do production work, and a Work-Around is either not available, or, if available, is unacceptable to Distributor and/or the user.

                  Serious Problem:  A major function/product is unusable and no
                  ---------------
                  Work-Around is available, but the user is able to do some production work.

                  Moderate Problem:  There is a loss of a function or resource
                  ----------------
                  that does not seriously affect the user's operations or schedules. Any problem which was originally reported as Critical or Serious, but has been temporarily solved with a Work-Around, shall be reduced in severity to Moderate, only if the customer and Distributor mutually concur.

                  Minor Problem:  Means all other problems with the Software
                  -------------
                  other than those falling within the categories above.

          2.2.2   Repair/fix criteria.
                  -------------------

                  Resolution will be provided by OPEN MARKET in accordance with the following criteria, and tracked on a case by case basis.

Problem Resolution Criteria
---------------------------

Resolution will be provided by OPEN MARKET in accordance with the following criteria, and tracked on a case by case basis.

                      Telephone        Initial
     Severity         Response         Update          Action        Target Patch     Maint Rel.
     --------         --------         ------          ------        ------------     ----------

     Declared        30 minutes,       every bus.      work             As Req.          Next
     Critical        if required       day             continuously
     Event

     Serious         1 bus. hour       every other     ASAP             As Req.          Next
     Event

     Moderate/       4/8 bus. hrs.     every week      reasonable       No               As Req.
     Minor Event

     Note:  Times are calendar/clock times except where stated

          2.2.3   Unresolved Critical or Serious Event Procedures.
                  -----------------------------------------------

     Should a Critical or Serious Event not be patched fixed within the 10 day time frame, OPEN MARKET shall dedicate a full time resource to the situation until resolved. This resource shall provide Distributor with detailed fix plan and daily progress updates. This resource will perform the work required at the most convenient location for resolution (Distributor, Company, Customer site). If, by the 10th day, OPEN MARKET cannot identify the source of the problem then OPEN MARKET will supply to Distributor a clear and comprehensive plan for locating and fixing the problem . This information may be passed on to the end-user.

3.   Distributor Responsibilities.
     ----------------------------

     Distributor shall provide technical support to Customers of those Software products provided by Distributor. Distributor will provide all Level 1 and Level 2 Support. By this the parties agree that Distributor will:

     3.1 Provide access to telephone and electronic communications for technical assistance and consultation 24 hours a day 365 days a year to Distributor's support center.

     3.2 Execute diagnostic routines as made available by OPEN MARKET's for Level 1 and Level 2 support situations in accordance with OPEN MARKET's instructions as they relate to OPEN MARKET's Software products, and inform OPEN MARKET of the results of those diagnostics.

     3.3 Reasonably verify the existence of a Software product problem and to determine the conditions under which that problem can be duplicated prior to submission to OPEN MARKET.

     3.4 Identify, define, and report software problems in a manner that will allow OPEN MARKET to verify, replicate, and correct Software defects.

     3.5 Provide direct customer contact for Level 1 and Level 2 of technical support assistance and act as the front line field support organization providing technical support directly to their End-User customers.

     3.6  Manage and control problem situations arising at customer sites.

     3.7 Distributor will act as the front line field support organization for Level 3 support and facilitate OPEN MARKET's direct communication with customer in Level 3 support situation.

     3.8 Distributor agrees to be a beta test site for OPEN MARKET Software products.

     3.9 Distributor agrees to provide response, updates, and relief support, as per Section 2.2.2, to its' customers as the primary interface to them.

     3.10 Distributor agrees to maintain an adequate staff of trained technical support personnel to service the needs of it's Customers.

     3.11 Distributor agrees to participate with OPEN MARKET in a semi-annual technical support review to ensure Distributor and OPEN MARKET are meeting their respective Support Obligations as defined herein.

4.   OPEN MARKET Responsibilities.
     ----------------------------

     OPEN MARKET intends to supply post-sale technical support to Distributor for Customers of those Software products provided by Distributor. OPEN MARKET will provide Level 3 Support Services. By this, the parties agree that OPEN MARKET will provide the following support to Distributor:

     4.1 Provide to Distributor Maintenance Releases, Update Releases and Discounts on Major Releases of the Software.

     4.2 Provide access by Distributor to OPEN MARKET service personnel for telephone technical assistance as necessary during OPEN MARKET's Support Center normal business hours via dial up , electronic mail or web site.

     4.3 Provide emergency contact to Distributor for Critical problems occurring outside of normal work hours. Access will be through an assigned duty pager to be continuously active outside the periods of OPEN MARKET's normal business hours.

     4.4 Use computerized tracking systems to log and record all requests from customers for technical assistance.

     4.5 On a case by case exception basis, if requested by Distributor, OPEN MARKET may agree to establish direct support obligations for individual customer licensed Software, subject to mutually acceptable terms, including but not limited to, price.

     4.6 Provide remedial Software support by providing, a Patch or Bypass solution to verified problems reported by Distributor according to
          Section 2.2.

     4.7 Provide prompt shipment of appropriate and available Fix, Patch or Bypass, and Documentation updates when available.

     4.8 Provide Distributor with Software support services for the current version and the previous version of the Software under the maintenance agreement. Additionally, the second back level of the applicable Software will be supported by OPEN MARKET for a period of three (3) months to allow Distributor time to install the latest product version.

     4.9 OPEN MARKET agrees to provide response, updates, and relief support, as per Section 2.2.2, to the Distributor.

     4.10 OPEN MARKET shall provide emergency on-site support upon mutual agreement between the parties and only in support of Critical events, OPEN MARKET personnel shall be available for emergency dispatch to End User site or Distributor support center for problem correction. Travel, living and incidental costs incurred due to problems mutually agreed to have been caused by the product, after all remote problem resolution has been exhausted by OPEN MARKET, shall be the responsibility of OPEN MARKET. Travel, living and incidental costs incurred due to problems mutually agreed not to have been caused by Defects in the Software shall be the responsibility of Distributor.

     4.11 OPEN MARKET agrees to participate with Distributor in a semi-annual technical support review to ensure OPEN MARKET and Distributor are meeting their Support Obligations.

     4.12 OPEN MARKET agrees to participate with Distributor in a technical support review to ensure OPEN MARKET and Distributor are meeting their Support Obligations.

5.   Technical Training/Distributor's Support Personnel:
     --------------------------------------------------

     OPEN MARKET shall make available to Distributor qualified personnel who are knowledgeable in all aspects of the Software, to instruct and assist Distributor's personnel with respect to the maintenance and support of the Software.

     OPEN MARKET shall provide training and documentation to Distributor service personnel with respect to the design, theory, operation, installation, maintenance and support of the Software.

     Training shall consist of either class room instruction or via an on-site consulting engagement. Class room training shall take place at OPEN MARKET's training facility during normal business hours and shall commence during a normally scheduled class. After the training class, Distributor personnel will get a week hands on work in OPEN MARKET's Support Center.

     OPEN MARKET offers several on-site Consulting packages which provide hands on training of OPEN MARKET products. Consulting packages shall serve as a substitute for class room instruction. Consulting packages are designed to be offered on-site. Distributor shall be responsible for the cost of all Consulting packages at the then current price.

6.   Updates, Maintenance releases and Upgrades:
     -------------------------------------------

     Updates and Maintenance releases will be included under this Support Obligations. Upgrades will be made available at a discount from the royalty rate as determined hereunder.

7.   Fees:
     -----

     7.1  Training of Distributor's personnel:

          $2,000 / per person a minimum of 2 people trained is required. The fee includes the Training Class and the week hands on in the OPEN MARKET Support Center.

          Distributor shall be responsible for all travel and living expenses incurred by its employees in connection with attending said training.

     7.2  Annual Support Program Fee:

          Access to the above services, by two named Distributor contacts, after completion of the required OPEN MARKET training course. Each named contact will have access rights to the above services. Additional named contacts are charged on a per named contact basis. This service is designed to provide Distributor's internal development and support staff the required support during the proposal, design, testing and implementation of projects.

          $15,000 / year for two Distributor contacts* - unlimited access to all support as outlined in section 4 (*waived for initial year of Annual Support)

          $7,500 / year for each additional Distributor contact - unlimited access to above services

     7.3  Third Level Support Fees:

          Forty Percent (40%) of the support fee revenue received by Distributor from customers for the applicable Software purchased on an annual basis (commencing upon shipment of the applicable Software) for ongoing third level support and maintenance services as described above. This fee includes access to support personnel 7X24 for critical calls only.

     7.4  Pass Through Services:

          Distributor may offer to their Customers OPEN MARKET Consulting and Education Services on a commission basis. Distributor will be paid 5% of the net Open Market sales.

     7.5 OPEN MARKET published Service and Support Pricing is defined as follows.

          Consulting Rates: Standard Rates: $1,500/day, Business Consulting:
          $2,000/day Pre-packaged Offerings: per package

          Education Services:
          Transact Installation and Administration - $2,000 US
          Courseware License - per quote

          Implementation Services: Implementation of Transact - $1,500/day US

          All prices exclude reasonable travel and living expenses which will be billed at actual price paid.

                                  SCHEDULE A


SECTION I CONTACTS:

Name of Licensee:

Address of Licensee:



Telephone Number:______________ Fax Number:______________  Email

Contact Person(s):
1.______________________________, Telephone:_____________, Email:

2.______________________________, Telephone:_____________, Email:

3.______________________________, Telephone:_____________, Email:
     (Premier Only)

Date of License Agreement:     _______ / ______ / _________
(Same as Annual Support Agreement)

________________________________________________________________________________


SECTION II. OPEN MARKET SOFTWARE : (List all)

Product:________________________ Revision:______ Annual Support Fee:_________

Product:________________________ Revision:______ Annual Support Fee:_________

Product:________________________ Revision:______ Annual Support Fee:_________

Product:________________________ Revision:______ Annual Support Fee:_________

Product:________________________ Revision:______ Annual Support Fee:_________

                    (List additional on back of this page)

                                           Total Annual Support Fee:_________

[Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


                                   EXHIBIT 9
                                   ---------

                         ROYALTY RATES; DISCOUNT RATES



Folio Product Royalty Rates:
----------------------------

[**] of the applicable Folio Product revenues received by ABSB; with an annual guaranteed minimum royalty of [**] and an annual maximum of [**], for any 12-month period during the term of this Agreement.

OPEN MARKET Commerce Product Discount Rates:
--------------------------------------------

[**] off of OPEN MARKET's then-current standard U.S. and International list prices for the applicable products attached as Schedule A.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

Schedule A

ITEM NUMBER LIST                                                                                                       List
Item #          DESCRIPTION                                                                                            Price/Unit
CSP TRANSACT
CSP Transact Base License
1               CSP Transact License                                                                                   [**]
                Includes all Standard Payment Modules, all Fulfillment Modules, the SecureLink SDK, English
Language Module and the Customer's local language Module (where available)
2               Niche CSP Transact License                                                                             [**]
                Includes one Standard Payment Module, one Fulfillment Module, the SecureLink SDK (for up to
100 merchants), the English Language Module and the Customer's local Language Module (where available)

CSP Transact Standard Payment Modules (Included with CSP License, 1 at no additional charge with NicheCSP)
4               Purchase Order Module License                                                                          [**]
5               FDC Payment Module License                                                                             [**]
6               First USA Payment Module License                                                                       [**]
7               Toronto Dominion Payment Module License                                                                [**]

CSP Transact Standard Fulfillment Modules (Included with CSP License, 1 at no additional charge with NicheCSP)
9               Physical Goods Module License                                                                          [**]
10              Digital Goods Module License                                                                           [**]
11              Subscriptions Module License                                                                           [**]

CSP Transact Language Modules (Not Currently Available)

CSP Transact SDKs (internal use only)
12              Payment SDK License                                                                                    [**]
13              Fulfillment SDK License                                                                                [**]
14              Order Entry SDK License                                                                                [**]

CSP Transact Optional Software
15              CSP Transact Fax Module License                                                                        [**]
16              CSP Transact SalesTax Module License*                                                                  [**]

                * Additional fees of $20/month/state of taxable presence/merchant apply to all customers purchasing the Sales Tax Module

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

ITEM NUMBER LIST                                                                                                       List
Item #          DESCRIPTION                                                                                            Price/Unit
CSP Transact Development Licenses
23              CSP Transact Unlimited Development License                                                             [**]

CSP Transact Miscellaneous
28              Merchant License Prepay
29              Tier 1a Merchant License/year (up to $30,000 in transaction revenue/year)                              [**]
30              Tier 1 Merchant License/year (up to $60,000 in transaction revenue/year)                               [**]
31              Tier 2 Merchant License/year (up to $400,000 in transaction revenue/year)                              [**]
32              Tier 3 Merchant License/year (up to $2,000,000 in transaction revenue/year)                            [**]
33              Tier 4 Merchant License/year (over $2,000,000 in transaction revenue/year)                             [**]
34              Upgrade from Niche to Full CSP                                                                         [**]

CSP ShopSite (contact Neil Costa for pricing)
35              ShopSite TX License (Express)
36              ShopSite TX License (Lite)
37              ShopSite TX License (Manager)
38              ShopSite TX License (Pro)
39              ShopSite TX License (Express) & Merchant License Bundle
40              ShopSite TX License (Lite) & Merchant License Bundle
41              ShopSite TX License (Manager) & Merchant License Bundle
42              ShopSite TX License (Pro) & Merchant License Bundle

CORPORATE TRANSACT (Modular Pricing)
Corporate Transact Base Licenses
                Includes the SecureLink SDK, English Language Module, the customer's local Language Module
(where available), on-site installation services and one seat in Transact Administration Training
43              Base Commerce System: Physical                                                                         [**]
44              Base Commerce System: Digital                                                                          [**]
45              Base Commerce System: Subscriptions                                                                    [**]
Corporate Transact Language Modules (Not Currently Available)

Corporate Transact Capacity Factors
46              Additional Transact "StoreId" (standard = 1)                                                           [**]
47              Additional Transact Download Server (standard = 1)                                                     [**]

Corporate Transact Recurring Fees
48              Additional subscribers (standard = 5,000)                                                              [**]
                of subscription value/year

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

ITEM NUMBER LIST                                                                                                       List
Item #          DESCRIPTION                                                                                            Price/Unit
49              Additional 100,000 transactions/year (standard = 100,000/year)                                         [**] year

Corporate Transact Basic Add-on Modules
50              VAT Module License                                                                                     [**]
51              US/Canada SalesTax Module (TaxWare) License*                                                           [**]

                * Additional fees of $20/month/state of taxable
                  presence/merchant apply to all customers purchasing the SalesTax Module.

52              Fax Module License                                                                                     [**]

Corporate Transact Real-time Credit Card Payment Modules
53              FDC Payment Module License                                                                             [**]
54              First USA Payment Module License                                                                       [**]
55              Toronto Dominion Payment Module License                                                                [**]

Corporate Transact Advanced Add-on Modules
56              Digital Coupons Module License                                                                         [**]
57              Advanced Customer Service Module License                                                               [**]
58              Microtransactions Module License                                                                       [**]
59              Customer Registration Module License                                                                   [**]

Corporate Transact Add-on Fulfillment Modules
60              Physical Goods Module License                                                                          [**]
61              Digital Goods Module License                                                                           [**]
62              Subscriptions Module License                                                                           [**]

Corporate Transact SDKs (internal use only)
63              Payment SDK                                                                                            [**]
64              Fulfillment SDK                                                                                        [**]
65              Order Entry SDK                                                                                        [**]

Corporate Transact Upgrades
66              Upgrade from Corporate License to Niche CSP                                                            [**]
67              Upgrade from Corporate License to Full CSP                                                             [**]

Corporate Transact Development Licenses
76              Corporate Transact Development License                                                                 [**]


TRANSACT DOCUMENTS
101             Additional Transact/SecureLink Doc Set                                                                 [**]
102             Additional Fulfillment API Guide                                                                       [**]
103             Additional Payment API Guide                                                                           [**]

LIVE COMMERCE (Modular Pricing)
LiveCommerce Base System and Add-on Modules

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

ITEM NUMBER LIST                                                                                                       List
Item #          DESCRIPTION                                                                                            Price/Unit
104             LiveCommerce Base Catalog System                                                                       [**]
                Includes one seat in LiveCommerce Training and Quick Start consulting services
105             Personalized Catalog Module License                                                                    [**]
106             Parametric Catalog Module License                                                                      [**]
107             LiveCommerce Development License                                                                       [**]

LiveCommerce Capacity Factors
108             Additional LiveCommerce Catalog Server (standard = 1)                                                  [**]
109             Additional 5,000 catalog items (standard = 5,000)                                                      [**]
CSP TRANSACT
CSP Transact Base Licenses
1               CSP Transact License                                                                                   [**]
                     Includes all Standard Payment Modules, all Fulfillment Modules, the SecureLink SDK,
                     English Language Module and the Customer's local language Module (where available)
2               Niche CSP Transact License                                                                             [**]
                     Includes one Standard Payment Module, one Fulfillment Module, the SecureLink SDK
                     (for up to 100 merchants), the English Language Module and the Customer's local
                     Language Module (where available)
CSP Transact Standard Payment Modules (Included with CSP License, 1 at no additional charge with
Niche CSP)
4               Purchase Order Module License                                                                          [**]
5               FDC Payment Module License                                                                             [**]
6               First USA Payment Module License                                                                       [**]
7               Toronto Dominion Payment Module License                                                                [**]
CSP Transact Standard Fulfillment Modules (Included with CSP license, 1 at no additional charge with Niche CSP)
9               Physical Goods Module License                                                                          [**]
10              Digital Goods Module License                                                                           [**]
11              Subscriptions Module License                                                                           [**]
CSP Transact Language Modules (Not Currently Available)

CSP  Transact SDKs (Internal use only)
12              Payment SDK License                                                                                    [**]
13              Fulfillment SDK License                                                                                [**]
14              Order Entry SDK License                                                                                [**]
CSP Transact    Optional Software
15              CSP Transact Fax Module License                                                                        [**]
16              CSP Transact SalesTax Module License                                                                   [**]

                * Additional fees of $20/month/state of taxable
                  presence/merchant apply to all customers purchasing the SalesTax Module.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

ITEM NUMBER LIST                                                                                                       List
Item #          DESCRIPTION                                                                                            Price/Unit
CSP Transact Development Licenses
23              CSP Transact Unlimited Development License                                                             [**]
CSP Transact Miscellaneous
28              Merchant License Prepay                                                                                [**]
29              Tier 1a Merchant License/year (up to $30,000 in transaction revenue/year)                              [**]
30              Tier 1 Merchant License/year (up to $60,000 in transaction revenue/year)                               [**]
31              Tier 2 Merchant License/year (up to $400,000 in transaction revenue/year)                              [**]
32              Tier 3 Merchant License/year (up to $2,000,000 in transaction revenue/year)                            [**]
33              Tier 4 Merchant License/year (over $2,000,000 in transaction revenue/year)                             [**]
34              Upgrade from Niche to Full CSP                                                                         [**]
CSP ShopSite (contact Neil Costa for pricing)
35              ShopSite TX License (Express)
36              ShopSite TX License (Lite)
37              ShopSite TX License (Manager)
38              ShopSite TX License (Pro)
39              ShopSite TX License (Express) & Merchant License Bundle
40              ShopSite TX License (Lite) & Merchant License Bundle
41              ShopSite TX License (Manager) & Merchant License Bundle
42              ShopSite TX License (Pro) & Merchant License Bundle
CORPORATE TRANSACT
Corporate Transact Base Licenses
                Includes the SecureLink SDK, English Language Module, the
                customer's local Language Module (where available), on-site installation services and one seat in Transact Administration Training
43              Base Commerce System: Physical                                                                         [**]
44              Base Commerce System: Digital                                                                          [**]
45              Base Commerce System: Subscriptions                                                                    [**]


Corporate Transact Capacity Factors
46              Additional Transact "StoreId" (standard = 1)                                                           [**]
47              Additional Transact Download Server (standard = 1)                                                     [**]
Corporate Transact Recurring Fees
48              Additional subscribers (standard = 5,000)                                                              [**]
                of subscription value/year
49              Additional 100,000 transactions/year (standard = 100,000/year)                                         [**]
Corporate Transact Basic Add-on Modules
50              VAT Module License                                                                                     [**]
51              US/Canada SalesTax Module (TaxWare) License*                                                           [**]

                * Additional fees of $20/month/state of taxable
                  presence/merchant apply to all customers purchasing the SalesTax Module.

52              Fax Module License                                                                                     [**]

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

ITEM NUMBER LIST                                                                                                       List
Item #          DESCRIPTION                                                                                            Price/Unit
Corporate Transact Real-time Credit Card Payment Modules
53              FDC Payment Module License                                                                             [**]
54              First USA Payment Module License                                                                       [**]
55              Toronto Dominion Payment Module License                                                                [**]
Corporate Transact Advanced Add-on Modules
56              Digital Coupons Module License                                                                         [**]
57              Advanced Customer Service Module License                                                               [**]
58              Microtransactions Module License                                                                       [**]
59              Customer Registration Module License                                                                   [**]
Corporate Transact Add-on Fulfillment Modules
60              Physical Goods Module License                                                                          [**]
61              Digital Goods Module License                                                                           [**]
62              Subscriptions Module License                                                                           [**]
Corporate Transact SDKs (internal use only)
63              Payment SDK                                                                                            [**]
64              Fulfillment SDK                                                                                        [**]
65              Order Entry SDK                                                                                        [**]
Corporate Transact Upgrades
66              Upgrade from Corporate License to Niche CSP                                                            [**]
67              Upgrade from Corporate License to Full CSP                                                             [**]

Corporate Transact Development Licenses
76              Corporate Transact Development License                                                                 [**]


TRANSACT DOCUMENTS
101             Additional Transact/SecureLink Doc Set                                                                 [**]
102             Additional Fulfillment API Guide                                                                       [**]
103             Additional Payment API Guide                                                                           [**]
LIVE COMMERCE
LiveCommerce Base System and Add-on Modules
104             LiveCommerce Base Catalog System                                                                       [**]
                Includes one seat in LiveCommerce Training and Quick Start consulting services
105             Personalized Catalog Module License                                                                    [**]
106             Parametric Catalog Module License                                                                      [**]
107             LiveCommerce Development License                                                                       [**]
LiveCommerce Capacity Factors
108             Additional LiveCommerce Catalog Server (standard = 1)                                                  [**]
109             Additional 5,000 catalog items (standard = 5,000)                                                      [**]

                                  EXHIBIT 16
                                  ----------

                                    NOTICES


     1.   Send notices to  NextPage to:

               NextPage, L.C.
               Attn: Bradley D. Pelo, President
               5072 North 300 West
               Provo, UT 84604

          With a copy to:

               William L. Fillmore, Esquire
               Fillmore Belliston & Israelsen, LC
               4692 North 300 West, Suite 200
               Provo, Utah 84604


     2.   Send notices to OPEN MARKET to:

               Open Market, Inc.
               1 Wayside Road
               Burlington, MA 01803
               Attn: Legal Counsel